                                                                    Exhibit 4(a)

================================================================================


                            GREIF BROS. CORPORATION,
                                    as Issuer

                    8-7/8% SENIOR SUBORDINATED NOTES DUE 2012


                         ------------------------------


                                    INDENTURE

                            Dated as of July 31, 2002


                         ------------------------------





                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,
                                   as Trustee


================================================================================

                                TABLE OF CONTENTS

                                                                                             Page
ARTICLE 1.            DEFINITIONS AND INCORPORATION BY REFERENCE..........................     1

      Section 1.01.     Definitions.......................................................     1

      Section 1.02.     Other Definitions.................................................    26

      Section 1.03.     Incorporation by Reference of Trust Indenture Act.................    26

      Section 1.04.     Rules of Construction.............................................    27

ARTICLE 2.            THE NOTES...........................................................    27

      Section 2.01.     Amount of Securities; Issuable in Series..........................    27

      Section 2.02.     Form and Dating...................................................    28

      Section 2.03.     Execution and Authentication......................................    29

      Section 2.04.     Registrar and Paying Agent........................................    29

      Section 2.05.     Paying Agent to Hold Money in Trust...............................    30

      Section 2.06.     Holder Lists......................................................    30

      Section 2.07.     Transfer and Exchange.............................................    30

      Section 2.08.     Replacement Notes.................................................    40

      Section 2.09.     Outstanding Notes.................................................    40

      Section 2.10.     Treasury Notes....................................................    41

      Section 2.11.     Temporary Notes...................................................    41

      Section 2.12.     Cancellation......................................................    41

      Section 2.13.     Defaulted Interest................................................    41

      Section 2.14.     CUSIP or ISIN Numbers.............................................    41

      Section 2.15.     Special Interest..................................................    42

ARTICLE 3.            REDEMPTION AND PREPAYMENT...........................................    42

      Section 3.01.     Notices to Trustee................................................    42

      Section 3.02.     Selection of Notes to Be Redeemed.................................    42

      Section 3.03.     Notice of Redemption..............................................    42

      Section 3.04.     Effect of Notice of Redemption....................................    43

      Section 3.05.     Deposit of Redemption Price.......................................    43

      Section 3.06.     Notes Redeemed in Part............................................    44

      Section 3.07.     Optional Redemption...............................................    44

      Section 3.08.     Mandatory Redemption..............................................    45

ARTICLE 4.            COVENANTS...........................................................    45

      Section 4.01.     Payment of Notes..................................................    45

      Section 4.02.     Maintenance of Office or Agency...................................    45

      Section 4.03.     Reports...........................................................    45

      Section 4.04.     Compliance Certificate............................................    46

      Section 4.05.     Taxes.............................................................    46

                               TABLE OF CONTENTS

                                                                                                               Page
      Section 4.06.     Stay, Extension and Usury Laws......................................................    46

      Section 4.07.     Corporate Existence.................................................................    47

      Section 4.08.     Payments for Consent................................................................    47

      Section 4.09.     Incurrence of Debt..................................................................    47

      Section 4.10.     Restricted Payments.................................................................    49

      Section 4.11.     Liens...............................................................................    52

      Section 4.12.     Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries..........    52

      Section 4.13.     Asset Sales.........................................................................    53

      Section 4.14.     Restrictions on Distributions from Restricted Subsidiaries..........................    55

      Section 4.15.     Transactions with Affiliates........................................................    56

      Section 4.16.     Designation of Restricted and Unrestricted Subsidiaries.............................    57

      Section 4.17.     Repurchase at the Option of Holders Upon a Change of Control........................    58

      Section 4.18.     Future Subsidiary Guarantors........................................................    59

      Section 4.19.     Layered Debt........................................................................    59

ARTICLE 5.            SUCCESSORS............................................................................    59

      Section 5.01.     Merger, Consolidation, or Sale of Property..........................................    59

      Section 5.02.     Successor Corporation Substituted...................................................    61

ARTICLE 6.            DEFAULTS AND REMEDIES.................................................................    61

      Section 6.01.     Events of Default...................................................................    61

      Section 6.02.     Acceleration........................................................................    62

      Section 6.03.     Other Remedies......................................................................    63

      Section 6.04.     Waiver of Past Defaults.............................................................    63

      Section 6.05.     Control by Majority.................................................................    63

      Section 6.06.     Limitation on Suits.................................................................    63

      Section 6.07.     Rights of Holders to Receive Payment................................................    64

      Section 6.08.     Collection Suit by Trustee..........................................................    64

      Section 6.09.     Trustee May File Proofs of Claim....................................................    64

      Section 6.10.     Priorities..........................................................................    65

      Section 6.11.     Undertaking for Costs...............................................................    65

ARTICLE 7.            TRUSTEE...............................................................................    65

      Section 7.01.     Duties of Trustee...................................................................    65

      Section 7.02.     Rights of Trustee...................................................................    66

      Section 7.03.     Individual Rights of Trustee........................................................    67

      Section 7.04.     Trustee's Disclaimer................................................................    67

      Section 7.05.     Notice of Defaults..................................................................    67

      Section 7.06.     Reports by Trustee to Holders.......................................................    67

                                TABLE OF CONTENTS

                                                                                                            Page

      Section 7.07.     Compensation and Indemnity........................................................   67

      Section 7.08.     Replacement of Trustee............................................................   68

      Section 7.09.     Successor Trustee by Merger, etc..................................................   69

      Section 7.10.     Eligibility; Disqualification.....................................................   69

      Section 7.11.     Preferential Collection of Claims Against Company.................................   69

ARTICLE 8.            LEGAL DEFEASANCE AND COVENANT DEFEASANCE............................................   69

      Section 8.01.     Option to Effect Legal Defeasance or Covenant Defeasance..........................   69

      Section 8.02.     Legal Defeasance..................................................................   69

      Section 8.03.     Covenant Defeasance...............................................................   70

      Section 8.04.     Conditions to Legal or Covenant Defeasance........................................   70

      Section 8.05.     Deposited Money and Government Securities to be Held in Trust; Other
                        Miscellaneous Provisions..........................................................   71

      Section 8.06.     Repayment to Company..............................................................   71

      Section 8.07.     Reinstatement.....................................................................   72

ARTICLE 9.            AMENDMENT, SUPPLEMENT AND WAIVER....................................................   72

      Section 9.01.     Without Consent of Holders of Notes...............................................   72

      Section 9.02.     With Consent of Holders of Notes..................................................   73

      Section 9.03.     With Consent of Holders of Senior Debt............................................   74

      Section 9.04.     Compliance with Trust Indenture Act...............................................   74

      Section 9.05.     Revocation and Effect of Consents.................................................   74

      Section 9.06.     Notation on or Exchange of Notes..................................................   74

      Section 9.07.     Trustee to Sign Amendments, etc...................................................   75

ARTICLE 10.           SUBSIDIARY GUARANTIES...............................................................   75

      Section 10.01.    Subsidiary Guaranty...............................................................   75

      Section 10.02.    Limitation on Subsidiary Guarantor Liability......................................   76

      Section 10.03.    Execution and Delivery of Subsidiary Guaranty.....................................   76

      Section 10.04.    Additional Subsidiary Guarantors..................................................   77

      Section 10.05.    Release of Subsidiary Guarantor...................................................   77

ARTICLE 11.           SUBORDINATION.......................................................................   77

      Section 11.01.    Agreement to Subordinate..........................................................   77

      Section 11.02.    Liquidation, Dissolution, Bankruptcy..............................................   78

      Section 11.03.    Default on Senior Debt............................................................   78

      Section 11.04.    Acceleration of Payment of Securities.............................................   78

      Section 11.05.    When Distribution Must Be Paid Over...............................................   78

      Section 11.06.    Subrogation.......................................................................   79

      Section 11.07.    Relative Rights...................................................................   79

      Section 11.08.    Subordination May Not Be Impaired by Company......................................   79

                                TABLE OF CONTENTS

                                                                                                              Page
      Section 11.09.    Rights of Trustee and Paying Agent..................................................   79

      Section 11.10.    Distribution or Notice to Representative............................................   79

      Section 11.11.    Article 11 Not to Prevent Events of Default or Limit Right to Accelerate............   79

      Section 11.12.    Trust Moneys Not Subordinated.......................................................   79

      Section 11.13.    Trustee Entitled to Rely............................................................   80

      Section 11.14.    Trustee to Effectuate Subordination.................................................   80

      Section 11.15.    Trustee Not Fiduciary for Holders of Senior Debt....................................   80

      Section 11.16.    Reliance by Holders of Senior Debt on Subordination Provisions......................   80

ARTICLE 12.           SUBORDINATION OF SUBSIDIARY GUARANTEES................................................   80

      Section 12.01.    Agreement to Subordinate............................................................   80

      Section 12.02.    Liquidation, Dissolution, Bankruptcy................................................   81

      Section 12.03.    Default on Senior Debt of Subsidiary Guarantor......................................   81

      Section 12.04.    Demand for Payment..................................................................   81

      Section 12.05.    When Distribution Must Be Paid Over.................................................   81

      Section 12.06.    Subrogation.........................................................................   81

      Section 12.07.    Relative Rights.....................................................................   82

      Section 12.08.    Subordination May Not Be Impaired by Subsidiary Guarantor...........................   82

      Section 12.09.    Rights of Trustee and Paying Agent..................................................   82

      Section 12.10.    Distribution or Notice to Representative............................................   82

      Section 12.11.    Article 12 Not to Prevent Events of Default Under a Subsidiary Guaranty or
                        Limit Right to Demand Payment.......................................................   82

      Section 12.12.    Trustee Entitled to Rely............................................................   82

      Section 12.13.    Trustee to Effectuate Subordination.................................................   83

      Section 12.14.    Trustee Not Fiduciary for Holders of Senior Debt of Subsidiary Guarantor............   83

      Section 12.15.    Reliance by Holders of Senior Debt of a Subsidiary Guarantor on Subordination
                        Provisions..........................................................................   83

ARTICLE 13.           SATISFACTION AND DISCHARGE............................................................   83

      Section 13.01.    Satisfaction and Discharge..........................................................   83

      Section 13.02.    Deposited Money and Government Securities to be Held in Trust; Other
                        Miscellaneous Provisions............................................................   84

      Section 13.03.    Repayment to Company................................................................   84

ARTICLE 14.           MISCELLANEOUS.........................................................................   85

      Section 14.01.    Trust Indenture Act Controls........................................................   85

      Section 14.02.    Notices.............................................................................   85

      Section 14.03.    Communication by Holders of Notes with Other Holders of Notes.......................   86

      Section 14.04.    Certificate and Opinion as to Conditions Precedent..................................   86

      Section 14.05.    Statements Required in Certificate or Opinion.......................................   86

                                TABLE OF CONTENTS

                                                                                                            Page
      Section 14.06.    Rules by Trustee and Agents.......................................................   86

      Section 14.07.    No Personal Liability of Directors, Officers, Employees and Stockholders..........   86

      Section 14.08.    Governing Law.....................................................................   87

      Section 14.09.    No Adverse Interpretation of Other Agreements.....................................   87

      Section 14.10.    Successors........................................................................   87

      Section 14.11.    Severability......................................................................   87

      Section 14.12.    Counterpart Originals.............................................................   87

      Section 14.13.    Table of Contents, Headings, etc..................................................   87

                                TABLE OF CONTENTS

                                                                                              Page
EXHIBITS

      Exhibit A    FORM OF NOTE........................................................   A-1
      Exhibit B    FORM OF CERTIFICATE OF TRANSFER.....................................   B-1
      Exhibit C    FORM OF CERTIFICATE OF EXCHANGE.....................................   C-1
      Exhibit D    FORM OF CERTIFICATE FROM ACQUIRING
                   INSTITUTIONAL ACCREDITED INVESTOR...................................   D-1
      Exhibit E    FORM OF NOTATION OF GUARANTEE.......................................   E-1
      Exhibit F    FORM OF SUPPLEMENTAL INDENTURE......................................   F-1


Schedule A         List of Agreements pursuant to Section 4.15(b)(v)

         This INDENTURE dated as of July 31, 2002, is by and among Greif Bros. Corporation, a Delaware corporation (the "Company"), the Subsidiary Guarantors (as defined) parties hereto, and J.P. Morgan Trust Company, National Association, a national banking association, as trustee (the "Trustee").

         The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8-7/8% Senior Subordinated Notes due 2012:

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01. Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  "144A Global Note" means the global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

                  "Additional Assets" means:

                  (1) any Property (other than cash, Cash Equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Permitted Business; or

                  (2) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or a Subsidiary of the Company; provided, however, that, in the case of this clause
(2), such Restricted Subsidiary is primarily engaged in a Permitted Business.

                  "Additional Notes" means any Notes (other than Initial Notes and Exchange Notes) issued under the Indenture in accordance with Sections 2.03 and 4.09 hereof, as part of the same series as the Initial Notes or as one or more additional series.

                  "Affiliate" of any specified Person means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.13 and 4.15 only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

                  "Applicable Procedures" means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

                  "Asset Sale" means any sale, lease (other than operating leases entered into in the ordinary course of business), transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

                  (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares of non-US persons required by applicable law), or

                  (2) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, other than, in the case of clause (1) or (2) above,

                       (a) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary,

                       (b) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.10,

                       (c) any disposition effected in compliance with Section 5.01(a),

                       (d) any disposition or series of related dispositions of Property with an aggregate Fair Market Value and for net proceeds of less than $2.5 million,

                       (e) a disposition of obsolete or worn out property or property that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business,

                       (f) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Restricted Subsidiary,

                       (g) the granting of any Lien (or foreclosure thereon) securing Debt to the extent that such Lien is granted in compliance with Section 4.11 and dispositions in connection with Permitted Liens, and

                       (h) sales, conveyances or other dispositions in connection with any Qualified Securitization Transaction.

                  "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the greater of (a) the fair value of the property subject to such arrangement (as determined in good faith by the Board of Directors) or (b) the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended.

                  "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

                  (1) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

                  (2)  the sum of all such payments.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

                  "Board of Directors" means the board of directors of the Company or any committee thereof authorized with respect to any particular matter to exercise the power of the Board of Directors of the Company.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the board of directors, sole member or other governing body of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Error! Reference source not found., a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

                  "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock, partnership interests or membership interests in a limited liability company or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

                  "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or a Person in connection with a stock ownership plan or trust or other arrangement established by the Company or any such Subsidiary for the benefit of their employees or directors) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters', investment bankers' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Cash Equivalents" means any of the following:

                  (1) Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

                  (2) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued or bakers acceptances, by a bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

                  (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) entered into with:

                       (a) a bank meeting the qualifications described in clause
         (2) above, or

                       (b) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

                  (4) Investments in commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) or financial institution organized and in existence under the laws of the United States of America or any state thereof or the District of Columbia with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

                  (5) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that:

                       (a) the long-term debt of such state is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), and

                       (b) such obligations mature within 180 days of the date of acquisition thereof; and

                  (6) interests in any money market fund substantially all of the assets of which are the type specified in clauses (1) through (5) above.

                  "Change of Control" means the occurrence of any of the following events:

                  (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing) of persons, other than the Permitted Holders, become the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Permitted Holders or otherwise (for purposes of this clause (1), the Permitted Holders will be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

                  (2) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary or one or more Permitted Holders or a Person of which one or more of the Permitted Holders own more than 50% of the voting power) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders or a Person of which one or more of the Permitted Holders own more than 50% of the voting power) merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

                       (a) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation, and

                       (b) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

                  (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

                  (4) the stockholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

                  "Clearstream" means Clearstream Banking S.A. and any successor thereto.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commission" means the U.S. Securities and Exchange
Commission.

                  "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

                  "Comparable Treasury Price" means, with respect to any redemption date:

                  (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the most recently published statistical release designated "H.15(519)" (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities;" or

                  (2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of Reference Treasury Dealer Quotations for such redemption date.

                  "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating all current maturities of long-term Debt.

                  "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of:

                  (1) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to

                  (2) Consolidated Interest Expense for such four fiscal quarters;

provided, however, that:

                      (a)  if

                           (i) since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

                           (ii) the transaction giving rise to the need to
                  calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

         Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

                           (b)      if

                                    (i)   since the beginning of such period the
                  Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

                                    (ii)  the transaction giving rise to the
                  need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

                                    (iii) since the beginning of such period any
                  Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

                  If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (a) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries,

                  (1)      interest expense attributable to Capital Lease
Obligations;

                  (2) amortization of debt discount and debt issuance cost, including commitment fees;

                  (3)      capitalized interest;

                  (4)      non-cash interest expense;

                  (5) commissions; discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                  (6) net costs associated with Hedging Obligations (including amortization of fees);

                  (7) Disqualified Stock Dividends to a Person other than the Company or a Restricted Subsidiary;

                  (8) Preferred Stock Dividends to a Person other than the Company or a Restricted Subsidiary;

                  (9) interest Incurred in connection with Investments in discontinued operations;

                  (10) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary; and

                  (11) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

                  "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

                  (1) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

                       (a) subject to the exclusion contained in clause (4) below, the net income of any Person that is not a Restricted Subsidiary shall be included only to the extent of the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below), and

                       (b) the equity of the Company and its consolidated Restricted Subsidiaries in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

                  (2) for purposes of Error! Reference source not found. only, any net income (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition,

                  (3) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

                       (a) subject to the exclusion contained in clause (4) below, the equity of the Company and its Consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause (3)), and

                       (b) the equity of the Company and its Consolidated Restricted Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

                  (4) any gain or loss realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries that is not sold or otherwise disposed of in the ordinary course of business (provided that sales or other dispositions of assets in connection with any Qualified Securitization Transaction shall be deemed to be in the ordinary course),

                  (5)  any extraordinary gain or loss,

                  (6) the cumulative effect of a change in accounting principles, and

                  (7) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock).

Notwithstanding the foregoing, for purposes of Error! Reference source not found. only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Error! Reference source not found..

                  "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation, depletion and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

                  (1) the excess of cost over fair market value of assets or businesses acquired;

                  (2) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

                  (3) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

                  (4) minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

                  (5)  treasury stock;

                  (6) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

                  (7)  Investments in and assets of Unrestricted Subsidiaries.

                  "Corporate Trust Office of the Trustee" shall mean the office of the Trustee located at the address of the Trustee specified in Error! Reference source not found. or such other address as to which the Trustee may give notice to the Company.

                  "CorrChoice" means CorrChoice, Inc., an Ohio corporation and the joint venture entered into by the Company with RDJ Holdings Inc. and a minority shareholder of a subsidiary of Ohio Packaging Corporation in November 1998 for the purpose of manufacturing corrugated sheets.

                  "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the Senior Credit Facility) providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any extensions, revisions, refinancings or replacements thereof by a lender or syndicate of lenders.

                  "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

                  "Custodian" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Error! Reference source not found. as Custodian with respect to the Notes, any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

                  "Debt" means, with respect to any Person on any date of determination (without duplication):

                  (1)  the principal of and premium (if any) in respect of:

                       (a) debt of such Person for money borrowed, and

                       (b) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                  (2)  all Capital Lease Obligations of such Person;

                  (3) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                  (5) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (6) all obligations of the type referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (7) all obligations of the type referred to in clauses (1) through (6) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and

                  (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

                  (A) zero if such Hedging Obligation has been Incurred pursuant to Error! Reference source not found., (b)(vii) or (b)(viii), or

                  (B) the notional amount of such Hedging Obligation if not Incurred pursuant to such Error! Reference source not found., (b)(vii) or
(b)(viii).

                  Notwithstanding anything to the contrary contained herein, accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an Incurrence of Debt for purpose of Section 4.09.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Error! Reference source not found., in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Error! Reference source not found. as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

                  "Designated Senior Debt" means:

                  (1) any Senior Debt that has, at the time of determination, an aggregate principal amount outstanding of at least $25.0 million (including the amount of all undrawn commitments and matured and contingent reimbursement obligations pursuant to letters of credit thereunder) that is specifically designated in the instrument evidencing such Senior Debt and is designated in a notice delivered by the Company to the holders or a Representative of the holders of such Senior Debt and in an Officer's Certificate delivered to the Trustee as "Designated Senior Debt" of the Company for purposes of this Indenture, and

                  (2) the Credit Facilities.

                  "Disqualified Stock" means any Capital Stock of the Company or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

                  (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

                  (2) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

                  (3) is convertible or exchangeable at the option of the holder thereof for Debt or other Disqualified Stock,

on or prior to, in the case of clauses (1), (2) or (3), the first anniversary of the Stated Maturity of the Notes.

                  "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

                  "Domestic Restricted Subsidiary" means any Restricted Subsidiary other than (1) Soterra or a Foreign Restricted Subsidiary, (2) a Subsidiary of Soterra or a Foreign Restricted Subsidiary or (3) any domestic subsidiary that is or becomes an Unrestricted Subsidiary.

                  "EBITDA" means, for any period, an amount equal to, with respect to the Company and its consolidated Restricted Subsidiaries:

                  (1) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

                      (a) the provision for taxes based on income or profits or utilized in computing net loss,

                      (b)  Consolidated Interest Expense,

                           (c)      depreciation and depletion,

                           (d)      amortization of intangibles, and

                           (e) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period or amortization of a prepaid expense) and any one-time, non-recurring expenses relating to, or arising from, any closures of manufacturing facilities on or after the Issue Date, in each case incurred within 12 months after such closure, minus

                  (2) all non-cash items increasing Consolidated Net Income for such period.

provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Capital Stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Capital Stock of such Restricted Subsidiary on the last day of such period.

Notwithstanding the foregoing clause (1), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

                  "Equity Offering" means any public or private offering of common stock of the Company other than to an Affiliate of the Company.

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and any successor thereto.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means new notes of the Company issued in a registered offer made pursuant to a registration statement filed with, and declared effective by, the Commission offering to exchange such new notes for the Initial Notes, provided that such new notes have terms substantially identical in all material respect to the Initial Notes (except that Exchange Notes will not contain terms with respect to transfer restrictions) for which such offer is being made.

                  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

                  (1) if such Property has a Fair Market Value equal to or less than $5.0 million, by any Officer of the Company, or

                  (2) if such Property has a Fair Market Value in excess of $5.0 million by a majority of the Board of Directors and evidenced by a Board Resolution, certified by the secretary or assistant secretary of the Company in an Officer's Certificate dated within 30 days of the relevant transaction, delivered to the Trustee.

                  "Foreign Restricted Subsidiary" means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

                  "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth:

                  (1) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

                  (2) in the statements and pronouncements of the Financial Accounting Standards Board,

                  (3) in such other statements by such other entity as approved by a significant segment of the accounting profession, and

                  (4) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

                  "Global Note Legend" means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

                  "Global Notes" means the global notes in the form of Exhibit A hereto issued in accordance with Article 2.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

                  (2) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include:

                           (a) endorsements for collection or deposit in the ordinary course of business, or

                           (b)      a contractual commitment or undertaking by

         one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (2) of the definition of "Permitted Investment."

The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

                  "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

                  "Holder" means a Person in whose name a Note is registered in the Security Register.

                  "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt and the accrual of interest (whether such interest is payable in cash or in kind) and the accretion of original issue discount and an amendment, modification or waiver (to the extent that it does not increase the principal of or premium or interest on the applicable Debt) shall not be deemed an incurrence of Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.09, amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

                  "Indenture" means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with
Article 9.

                  "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

                  "Independent Financial Advisor" means an investment banking firm of national standing or any third-party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "Initial Notes" means $250.0 million in aggregate principal amount of 8-7/8% Senior Subordinated Notes issued under this Indenture on the date hereof.

                  "Initial Purchaser" means Salomon Smith Barney Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & - Smith Incorporated, McDonald Investments Inc., SunTrust Capital Markets, Inc., NatCity Investments, Inc., ING Financial Markets Financial Markets LLC, U.S. Bancorp Piper Jaffray Inc. and Huntington Capital Corp. , each as an initial purchaser of the Notes.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in, or otherwise manage, interest rates.

                  "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Sections 4.10 and 4.16 and the definition of "Restricted Payment," the term "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

                  (1) the Company's "Investment" in such Subsidiary at the time of such redesignation, less

                  (2) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment. Investment shall not include endorsements of negotiable instruments and documents in the ordinary course of business and the acquisition of assets (other than stock or other securities) by the Company or a Restricted Subsidiary for consideration.

                  "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

                  "Issue Date" means the date on which the Initial Notes are initially issued.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the Corporate Trust Office of the Trustee is located, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Initial Notes for use by such Holders in connection with a Registered Exchange Offer.

                  "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

                  "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

                  "Mortgage" means a first priority mortgage or first priority deed of trust on improved real property.

                  "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

                  (1) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

                  (2) all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale, and all payments made with respect to liabilities associated with the assets which are the subject of the Asset Sale, including, without limitation, trade payables and other accrued liabilities,

                  (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and

                  (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale;

                  "Non-Recourse Debt" means Debt:

                  (1) as to which neither the Company nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

                  (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Debt (other than the Notes) of the Company or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                  (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of Restricted Subsidiary.

                  "Non-U.S. Person" means a Person who is not a U.S. Person.

                  "Notes" means the Initial Notes, the Exchange Notes and any Additional Notes issued hereunder in accordance with Section 2.03(f).

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

                  "Offering Memorandum" means the Offering Memorandum dated July 25, 2002 relating to the Notes.

                  "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Company.

                  "Officer's Certificate" means a certificate signed by any of the chief executive officer, chief operating officer or chief financial officer of the Company, and delivered to the Trustee.

                  "Opinion of Counsel" means, with respect to any Person, a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to such Person.

                  "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream.

                  "Permitted Business" means any business that is related, ancillary or complementary to, or a reasonable extension, development or expansion of, the businesses of the Company and the Restricted Subsidiaries, taken as a whole, on the Issue Date.

                  "Permitted Holders" means (i) All Life Foundation, John C. Dempsey Trust, Naomi A. Coyle Trust, Michael H. Dempsey, Michael H. Dempsey Living Trust, Naomi C. Dempsey Charitable Lead Annuity Trust, Naomi C. Dempsey, Naomi C. Dempsey Living Trust, Patricia M. Dempsey, Patricia M. Dempsey Living Trust, Judith D. Hook, Judith D. Hook Living Trust, Mary T. McAlpin, Mary T. McAlpin Living Trust, Mary T. McAlpin Charitable Remainder Annuity Trust, John McNamara, Virginia D. Ragan and Virginia D. Ragan Living Trust; ((2) the spouses, heirs, legatees, descendants and blood relatives to the third degree of consanguinity of any person in clause (1); (3) the executors and administrators of the estate of any such person, and any court appointed guardian of any person in clause (1) or (2); (4) any trust, family partnership or similar investment entity for the benefit of any such person referred to in the foregoing clause
(1) or (2) or any persons (including for charitable purposes), so long as one or more members of the group consisting of the Permitted Holders have the exclusive or a joint right to control the voting and disposition of securities held by such trust, family partnership or other investment entity; and (5) any employee or retiree benefit plan sponsored by the Company.

                  "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

                  (1) the Company (including any investment in the Notes, any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Permitted Business;

                  (2) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary, provided that such Person's primary business is a Permitted Business;

                  (3)      cash and Cash Equivalents;

                  (4) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and Investments by a Restricted Subsidiary in the Company or another Restricted Subsidiary;

                  (5) payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (6) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

                  (7) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary, whether pursuant to a plan of reorganization or otherwise, or in satisfaction of judgments;

                  (8) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Error! Reference source not found.;

                  (9) other Investments made for Fair Market Value that do not exceed $35.0 million outstanding at any one time in the aggregate;

                  (10) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables; and

                  (11) any Investment made in a Special Purpose Vehicle in connection with a Qualified Securitization Transaction or to provide adequate capital to a Special Purpose Vehicle in anticipation of one or more Qualified Securitization Transactions.

                  "Permitted Junior Securities" means:

                  (1)      Capital Stock in the Company or any Subsidiary
Guarantor; or

                  (2) debt securities that are subordinated to all Senior Debt and debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guaranties are subordinated to Senior Debt under this Indenture and have a Stated Maturity after (and do not provide for scheduled principal payments prior to) the Stated Maturity of any Senior Debt and any debt securities issued in exchange for Senior Debt;

provided, however, that, if such Capital Stock or debt securities are distributed in a bankruptcy or insolvency proceeding of the Company or any Subsidiary Guarantor, such Capital Stock or debt securities are distributed pursuant to a plan of reorganization consented to by each class of Designated Senior Debt.

                  "Permitted Liens" means:

                  (1) Liens to secure Debt and other obligations permitted to be Incurred under Section 4.9(b)(ii);

                  (2) Liens to secure Debt permitted to be Incurred Section 4.9(b)(ii)(2) provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

                  (3) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

                  (4) Liens imposed by law, such as carriers', warehousemen's, workmen's, landlord's, repairmen's, operator's and mechanics' Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

                  (5) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements or performance or return-of-money bonds, surety or appeal bonds or other obligations of a like nature and government contracts and Incurred in a manner not inconsistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

                  (6) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

                  (7) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

                  (8) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws, social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory or regulatory or contractual or warranty obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

                  (9) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character, and easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or of any of its Restricted Subsidiaries;

                  (10) financing statements under the Uniform Commercial Code (or equivalent statute or statues) of any jurisdiction which reflects ownership by a third party of property leased to that Person or any of its Restricted Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement or accounts, general intangibles or chattel paper sold to that Person;

                  (11) Liens existing on the Issue Date not otherwise described in clauses (1) through (19) herein;

                  (12) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clauses (1),(2), (6),(7) or (10) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property), and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

                           (a) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clauses (2), (6), (7) or (10) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture, and

                           (b) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing;

                  (13) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default;

                  (14) Liens securing reimbursement obligations with respect to letters of credit incurred in accordance with the indenture that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

                  (15) Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of nondelinquent customers duties in connection with the importation of goods;

                  (16) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

                  (17) Liens granted in connection with a Qualified Securitization Transaction;

                  (18) Liens on the outstanding Capital Stock or assets of Foreign Restricted Subsidiaries to secure any intercompany notes issued by a Foreign Restricted Subsidiary to the Company evidencing a loan by the Company to such Foreign Restricted Subsidiary of proceeds from the Senior Credit Facilities and to secure any guarantee of such intercompany notes by a Foreign Restricted Subsidiary;

                  (19) Liens in favor of the Trustee for the benefit of the Trustee or Holders of the Notes; and

                  (20)     Liens not otherwise permitted by clauses (1) through
(19) above encumbering Property having an aggregate Fair Market Value not in excess of 5.0% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior to the date any such Lien shall be Incurred.

                  "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

                  (1) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

                           (a) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

                           (b) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

                  (2) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

                  (3) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

                  (4) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

provided, however, that Permitted Refinancing Debt shall not include:

                  (A) Debt of a Restricted Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor, or

                  (B) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

                  "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

                  "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

                  "Private Placement Legend" means the legend set forth in Error! Reference source not found. to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

                  "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Company after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Company after consultation with the independent certified public accountants of the Company, as the case may be.

                  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

                  "Public Equity Offering" means an underwritten public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

                  "Purchase Money Debt" means Debt:

                  (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

                  (2) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any of the Restricted Subsidiaries of the Company in connection with or reasonably related to a transaction or series of transactions in which the Company or any of the Restricted Subsidiaries of the Company may sell, convey or otherwise transfer to
(1) a Special Purpose Vehicle or (2) any other Person, or may grant a security interest in, any equipment and related assets (including contract rights) or Receivables or interests therein secured by goods or services financed thereby (whether such Receivables are then existing or arising in the future) of the Company or any of the Restricted Subsidiaries of the Company, and any assets relating thereto including, without limitation, all security or ownership interests in goods or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets, as any agreement or instrument governing any such transactions may be renewed, Refinanced, amended, restated or modified from time to time.

                  "Receivables" means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by the Company or any Restricted Subsidiary of the Company of goods or services, and monies due thereunder, security or ownership interests in the goods and services financed thereby, records relating thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and other related rights.

                  "Rating Agencies" means Moody's and S&P.

                  "Reference Treasury Dealer" means Salomon Smith Barney Inc., Deutsche Bank Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotation" means, with respect to each the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

                  "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, or Repay, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Registered Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated July 31, 2002, among the Company, the Subsidiary Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Note" means the global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of Notes sold in reliance on Rule 903 of Regulation S.

                  "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of Error! Reference source not found. and the definition of "Consolidated Interest Coverage Ratio," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

                  "Representative" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Debt.

                  "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of Section 7.01(c)(ii) and 7.05, also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

                  "Restricted Definitive Note" means one or more Definitive Notes bearing the Private Placement Legend.

                  "Restricted Global Notes" means the 144A Global Note and the Regulation S Global Note.

                  "Restricted Payment" means:

                  (1) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if a Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other stockholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

                  (2) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

                  (3) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

                  (4) any Investment (other than Permitted Investments) by the Company or any Restricted Subsidiary in any Person.

                  "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 903" means Rule 903 promulgated under the Securities
Act.

                  "Rule 904" means Rule 904 promulgated under the Securities
Act.

                  "S&P" means Standard & Poor's Ratings Services or any successor to the rating agency business thereof.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Credit Facility" means the Senior Secured Credit Facility, dated as of March 2, 2001, among the Company and Greif Spain Holdings, S.L. and a syndicate of lenders, and Merrill Lynch & Co. and KeyBank National Association as co-agents, including any related notes, collateral documents, letters of credit and documentation and Guarantees and any appendices, exhibits or schedules to any of the preceding, as any or all of such agreements may be in effect from time to time, in each case, as any or all of such agreements (or any other agreement that renews, refunds, refinances, restructures, replaces, repays or extends any or all of such agreements or any of the foregoing other agreements) may be amended, restated, modified or supplemented from time to time, or renewed, refunded, refinanced, restructured, replaced, repaid or extended from time to time, whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or one or more other credit agreements or otherwise.

                  "Senior Debt" of the Company means:

                  (1) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not post-filing interest is allowed in such proceeding) in respect of:

                           (a)      Debt of the Company for borrowed money, and

                           (b) Debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under this Indenture for the payment of which the Company is responsible or liable;

                  (2) all Capital Lease Obligations of the Company and all Attributable Debt in respect of sale and leaseback transactions entered into by the Company;

                  (3)      all obligations of the Company

                           (a) for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction,

                           (b)      under Hedging Obligations, or

                           (c) issued or assumed as the deferred purchase price
                  of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under this Indenture; and

                  (4)      all obligations of other Persons of the type referred

         to in clauses (1), (2) and (3) for the payment of which the Company is responsible or liable as Guarantor;

         provided, however, that Senior Debt shall not include:

                           (i) Debt of the Company that is by its terms subordinate or pari passu in right of payment to the Notes, including any Senior Subordinated Debt or any Subordinate Obligations;

                           (ii) any Debt Incurred in violation of the provisions of this Indenture;

                           (iii) accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

                           (iv) any liability for federal, state, local or other taxes owed or owing by the Company;

                           (v)      any obligation of the Company to any
         Subsidiary; or

                           (vi) any obligations with respect to any Capital Stock of the Company.

                  "Senior Debt" of any Subsidiary Guarantor has a correlative meaning.

                  "Senior Subordinated Debt" of the Company means the Notes and any other subordinated Debt of the Company that specifically provides that such Debt is to rank pari passu with the Notes and is not subordinated by its terms to any other subordinated Debt or other obligation of the Company which is not Senior Debt. "Senior Subordinated Debt" of any Subsidiary Guarantor has a correlative meaning.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

                  "Special Interest" has the meaning set forth in Section 4 of the Registration Rights Agreement.

                  "Special Purpose Vehicle" means a bankruptcy-remote entity or trust or other special purpose entity which is formed by the Company, any Subsidiary of the Company or any other Person for the purpose of, and engages in no material business other than in connection with a Qualified Securitization Transaction or other similar transactions of Receivables or other similar or related assets.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Subordinated Obligation" means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or any applicable Subsidiary Guaranty pursuant to a written agreement to that effect.

                  "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

                  (1)      such Person,

                  (2) such Person and one or more Subsidiaries of such Person, or

                  (3)      one or more Subsidiaries of such Person.

Not withstanding the foregoing, CorrChoice shall not be deemed a Subsidiary unless and until its financial results are required to be considered with the Company's financial results under GAAP.

                  "Subsidiary Guarantor" means each Domestic Restricted Subsidiary and Soterra and any other Person that becomes a Subsidiary Guarantor pursuant to Section 4.18 or who otherwise executes and delivers a supplemental indenture providing for a Subsidiary Guaranty to the Trustee.

                  "Subsidiary Guaranty" means a Guarantee on the terms set forth in this Indenture by a Subsidiary Guarantor of the Company's Obligations with respect to the Notes.

                  "Surviving Person" means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of Error! Reference source not found., a Person to whom all or substantially all the Property of the Company or a Subsidiary Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

                  "TIA" means the Trust Indenture Act of 1939, as amended.

                  "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                  "Unrestricted Definitive Notes" means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

                  "Unrestricted Global Notes" means one or more Global Notes, in the form of Exhibit A attached hereto, that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

                  "Unrestricted Subsidiary" means Soterra LLC and any other Subsidiary of the Company (or any successor to any of them) that is designated by the Company's Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary (including Soterra):

                  (1) has no Debt other than Non-Recourse Debt (it being understood that, in the case of Soterra, the guarantee by Soterra of the Notes and the Senior Credit Facility shall be deemed to constitute the Incurrence by Soterra of Debt that is Non-Recourse Debt);

                  (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                  (3) is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests from such Person or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

                  (4) does not guarantee or otherwise directly or indirectly provide credit support for any Indebtedness of the Company or any Restricted Subsidiary, excluding the Notes; and

                  (5) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any Restricted Subsidiary and has at least one executive officer that is not a director or executive officer of the Company or any Restricted Subsidiary.

         Notwithstanding the foregoing, Soterra shall only be required to comply with clauses (1) and (3) above to be deemed an Unrestricted Subsidiary and CorrChoice, if it becomes a Subsidiary, shall only be required to comply with clauses (1), (3), (4) and (5) to be deemed an Unrestricted Subsidiary.

         Any designation of a Subsidiary as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.10. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Debt of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be Incurred as of such date under Section 4.09, the Company will be in default of such Section. The Company's Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an Incurrence of Debt by one of the Company's Restricted Subsidiaries of any outstanding Debt of such Unrestricted Subsidiary and such designation will only be permitted if (a) such Debt is permitted under
Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; (b) no Default or Event of Default would be in existence following such designation; and (c) if such Subsidiary is a Domestic Subsidiary, such Subsidiary executes and delivers to the Trustee a supplemental indenture providing for a Subsidiary Guarantee.

                  "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than the U.S. dollar, at or as of any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters (or, if Reuters ceases to provide such spot quotations, by any other reputable service as is providing such spot quotations, as selected by the Company) at approximately 11:00 a.m. (New York City time) on a day not more than two Business Days prior to such determination.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) issued or guaranteed by the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "U.S. Person" has the meaning set forth in Regulation S.

                  "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

         Section 1.02. Other Definitions.

                                                                      Defined in
                  Term                                                 Section
                  ----                                                 -------
                  "Affiliate Transaction" .............................  4.15
                  "Allocable Excess Proceeds" .........................  4.13
                  "Authentication Order" ..............................  2.03
                  "Benefited Party" ................................... 10.01
                  "Change of Control Offer" ...........................  4.17
                  "Change of Control Purchase Price" ..................  4.17
                  "Company" ........................................ Preamble
                  "Covenant Defeasance" ...............................  8.03
                  "DTC" ...............................................  2.04
                  "Event of Default" ..................................  6.01
                  "Excess Proceeds" ...................................  4.13
                  "Legal Defeasance" ..................................  8.02
                  "losses" ............................................  7.07
                  "Original Notes" ....................................  2.01
                  "Paying Agent" ......................................  2.04
                  "Payment Blockage Notice" ........................... 11.03
                  "Payment Blockage Period" ........................... 11.03
                  "Permitted Debt" ....................................  4.09
                  "Prepayment Offer" ..................................  4.13
                  "Registrar" .........................................  2.04
                  "Security Register" .................................  2.04

         Section 1.03. Incorporation by Reference of Trust Indenture Act.

         (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         (b) The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes and the Subsidiary Guaranties;

                  "indenture security holder" means a Holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Notes means the Company, the Subsidiary Guarantors and any successor obligor upon the Notes or the Subsidiary Guaranties.

         (c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

         Section 1.04. Rules of Construction.

         (a) Unless the context otherwise requires:

                           (i)      a term has the meaning assigned to it;

                           (ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

                           (iii) words in the singular include the plural, and in the plural include the singular;

                           (iv) all references in this instrument to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

                           (v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                           (vi)     "including" means "including without
                  limitation";

                           (vii) provisions apply to successive events and transactions; and

                           (viii) references to sections of or rules under the Securities Act, Exchange Act and TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                    ARTICLE 2.

                                    THE NOTES

         Section 2.01. Amount of Securities.

         The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture shall be limited to $550.0 million. The terms of the Initial Notes and any Additional Notes shall be identical in all respects other than issue prices and issuance dates.

         Section 2.02. Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of, and the Notes shall have the terms set forth in, Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Form of Notes. The Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein, and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07.

         (c) Book-Entry Provisions. This Section 2.02 (c) shall only apply to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian for the Depositary or under such Global Note, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

         Section 2.03. Execution and Authentication; Notes Issuable in Series.

         (a) Two Officers shall sign the Notes for the Company by manual or facsimile signature.

         (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         (d) The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for original issue.

         (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

         (f) The Company may issue Additional Notes from time to time after the issuance of the Initial Notes as part of the same series or as one or more additional series in an aggregate principal amount not to exceed $300.0 million; provided, however, that any Notes issued with original issue discount ("OID") for federal income tax purposes shall not be issued as part of the same series as any Notes that are issued with a different amount of OID or are not issued with OID. All Notes of any one series shall be substantially identical except as to denomination.

         (g) With respect to any Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Initial Notes pursuant to Sections 2.07, 2.08, 2.10 or 3.06), there shall be established in or pursuant to a Board Resolution, and subject to this Section 2.03, set forth, or determined in the manner provided in an Officer's Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Notes:

                           (1) whether such Notes shall be issued as part of a
                  new or existing series of Notes and the title of such Notes (which shall distinguish the Notes of the series from Notes of any other series);

                           (2) the aggregate principal amount of such Notes that
                  may be authenticated and delivered under this Indenture, which shall be in an aggregate principal amount not to exceed $550.0 million (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the same series pursuant to Sections 2.07, 2.08, 2.10 or 3.06 and except for Notes which, pursuant to this Section 2.03, are deemed never to have been authenticated and delivered hereunder);

                                    (3) the issue price and issuance date of
                           such Notes, including the date from which interest on such Notes shall accrue; and

                                    (4) if applicable, that such Notes shall not
                           be issued in the form of Initial Notes subject to
                           Section 2.07, but shall be issued in the form of Exchange Notes as set forth in Section 2.07.

                  If any of the terms of any series are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer's Certificate or the trust indenture supplemental hereto setting forth the terms of the series.

         Section 2.04. Registrar and Paying Agent.

         (a) The Company shall maintain an office or agency where Notes may be presented for registration of, transfer or exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Security Register"). The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar, and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         (b) The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         (c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

         Section 2.05. Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest, including Special Interest, if any, on, the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes, subject to applicable court approval, if required.

         Section 2.06. Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, of the names and addresses of the Holders, and the Company shall otherwise comply with TIA (S) 312(a).

         Section 2.07. Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Subject to the provisions of this
Section 2.07, all Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; (ii) the Company in its sole discretion at any time determines not to have all Notes represented by the Global Notes and delivers a written notice to such effect to the Trustee; or (iii) an Event of Default with respect to the Notes represented by such Global Notes shall have occurred and be continuing, and the Trustee has received a request from the Depositary to issue Definitive Notes in lieu of Global Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in denominations of $1,000 or integral multiples thereof and in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.07(b), (c) or (f).

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

                           (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
                  Section 2.07(b)(i).

                           (ii) All Other Transfers and Exchanges of Beneficial
                  Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to
                  Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (1)(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and
                  (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (2)(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
                  Note in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
                  (2)(A) above. Upon consummation of a Registered Exchange Offer by the Company in accordance with Section 2.07(f), the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the

                  Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(h).

                       (iii) Transfer of Beneficial Interests in a Restricted
                  Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

                                    (1) if the transferee will take delivery in
                           the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                                    (2) if the transferee will take delivery in
                           the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                                    (3) if the transferee will take delivery in
                           the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                        (iv) Transfer and Exchange of Beneficial Interests in a
                  Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and:

                                    (1) such exchange or transfer is effected
                           pursuant to a Registered Exchange Offer in accordance with the Registration Rights Agreement, and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (A) a broker-dealer, (B) a Person participating in the distribution of the Exchange Notes or (C) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                    (2) such transfer is effected pursuant to
                           the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (3) such transfer is effected by a
                           broker-dealer pursuant to the Exchange Offer
                           Registration Statement in accordance with the Registration Rights Agreement; or

                                    (4) the Registrar receives the following:

                                             (A) if the holder of such
                                    beneficial interest in a Restricted Global
                                    Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                             (B) if the holder of such
                                    beneficial interest in a Restricted Global
                                    Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                           and, in each such case set forth in this clause (4), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to clause (2) or (4) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (2) or (4) above.

                         (v) Transfer or Exchange of Beneficial Interests in
                  Unrestricted Global Notes for Beneficial Interests in Restricted Global Notes Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                         (i) Beneficial Interests in Restricted Global Notes
                  to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                                    (1) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                                    (2) if such beneficial interest is being
                           transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                                    (3) if such beneficial interest is being
                           transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                                    (4) if such beneficial interest is being
                           transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                                    (5) if such beneficial interest is being
                           transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (2) through (4) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof;

                                    (6) if such beneficial interest is being
                           transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                                    (7) if such beneficial interest is being
                           transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to
                  Section 2.07(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail or deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                        (ii) Beneficial Interests in Restricted Global Notes to
                  Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                                    (1) such exchange or transfer is effected
                           pursuant to a Registered Exchange Offer in accordance with the Registration Rights Agreement, and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (A) a broker-dealer, (B) a Person participating in the distribution of the Exchange Notes or (C) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                    (2) such transfer is effected pursuant to
                           the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (3) such transfer is effected by a
                           broker-dealer pursuant to the Exchange Offer
                           Registration Statement in accordance with the Registration Rights Agreement; or

                                    (4) the Registrar receives the following:

                                             (A) if the holder of such
                                    beneficial interest in a Restricted Global
                                    Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                             (B) if the holder of such
                                    beneficial interest in a Restricted Global
                                    Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                       (iii) and, in each such case set forth in this clause
                  (4), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the

                  Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                        (iv) Beneficial Interests in Unrestricted Global Notes
                  to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h), and the Company shall execute and the Trustee shall authenticate and mail or deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail or deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iii) shall not bear the Private Placement Legend.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                        (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                                    (1) if the Holder of such Restricted
                           Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                                    (2) if such Restricted Definitive Note is
                           being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                                    (3) if such Restricted Definitive Note is
                           being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                                    (4) if such Restricted Definitive Note is
                           being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                                    (5) if such Restricted Definitive Note is
                           being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (2) through (4) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof;

                                    (6) if such Restricted Definitive Note is
                           being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                                    (7) if such Restricted Definitive Note is
                           being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (1) above, the appropriate Restricted Global Note, in the case of clause (2) above, the 144A Global Note, in the case of clause (3) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                        (ii) Restricted Definitive Notes to Beneficial
                  Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                                    (1) such exchange or transfer is effected
                           pursuant to a Registered Exchange Offer in accordance with the Registration Rights Agreement, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not
                           (A) a broker-dealer, (B) a Person participating in the distribution of the Exchange Notes or (C) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                    (2) such transfer is effected pursuant to
                           the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (3) such transfer is effected by a
                           broker-dealer pursuant to the Exchange Offer
                           Registration Statement in accordance with the Registration Rights Agreement; or

                                    (4) the Registrar receives the following:

                                             (A) if the Holder of such
                                    Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                             (B) if the Holder of such
                                    Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this clause (4), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the clauses in this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                       (iii) Unrestricted Definitive Notes to Beneficial
                  Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable

                  Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                        (iv) Transfer or Exchange of Unrestricted Definitive
                  Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

                        (v) Issuance of Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clauses (ii)(2), (ii)(4) or
                  (iii) of this Section 2.07(d) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

                        (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                                    (1) if the transfer will be made pursuant to
                           Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                                    (2) if the transfer will be made pursuant to
                           Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                                    (3) if the transfer will be made pursuant to
                           any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
                           (3) thereof, if applicable.

                        (ii) Restricted Definitive Notes to Unrestricted
                  Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                                    (1) such exchange or transfer is effected
                           pursuant to a Registered Exchange Offer in accordance with the Registration Rights Agreement, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not
                           (A) a broker-dealer, (B) a Person participating in the distribution of the Exchange Notes or (C) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                    (2) any such transfer is effected pursuant
                           to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (3) any such transfer is effected by a
                           broker-dealer pursuant to the Exchange Offer
                           Registration Statement in accordance with the Registration Rights Agreement; or

                                    (4) the Registrar receives the following:

                                             (A) if the Holder of such
                                    Restricted Definitive Notes proposes to
                                    exchange such Notes for an Unrestricted
                                    Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                             (B) if the Holder of such
                                    Restricted Definitive Notes proposes to
                                    transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item
                                    (4) thereof;

                       (iii) and, in each such case set forth in this clause
                  (4), if the Registrar or the Company so requests, an Opinion of Counsel in form reasonably acceptable the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                       (iv) Unrestricted Definitive Notes to Unrestricted
                  Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) Registered Exchange Offer. Upon the occurrence of a Registered Exchange Offer in accordance with the relevant Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (1) they are not broker-dealers, (2) they are not participating in a distribution of the Exchange Notes and (3) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Registered Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certification and accepted for exchange in the Registered Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail or deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

         (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                       (i) Private Placement Legend.

                                    (1) Except as permitted by clause (2) below,
                           each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE

REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

               THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY BEFORE THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A OF THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT BEFORE ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                    (2) Notwithstanding the foregoing, any
                           Global Note or Definitive Note issued pursuant to clauses (b)(iv), (c)(ii), (c)(iii), (d)(ii),
                           (d)(iii), (e)(ii), (e)(iii) or (f) to this Section
                           2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                        (ii) Global Note Legend. Each Global Note shall
               bear a legend in substantially the following form:

               "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

               UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND

ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly, and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly, and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i) General Provisions Relating to Transfers and Exchanges.

                       (i) To permit registrations of transfers and exchanges, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.03, the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                       (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.13, 4.17 and 9.06).

                       (iii) All Global Notes and Definitive Notes issued upon
                  any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                       (iv) Neither the Registrar nor the Company shall be required (1) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (3) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                       (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest, including Special Interest, if any, on, such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                       (vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Sections
                  2.03 and 2.07(i)(i).

                      (vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

                      (viii) The Trustee is hereby authorized to enter into a
                  letter of representations with the Depository in the form provided by the Company and to act in accordance with such letter.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer pursuant to applicable securities laws with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance with the express requirements hereof.

         Section 2.08. Replacement Notes.

         (a) If any mutilated Note is surrendered to the Trustee or the Company, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         (b) Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

         Section 2.09. Outstanding Notes.

         (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.09 as not outstanding. Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(c)

         (b) If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a bona fide purchaser.

         (c) If the principal amount of any Note is considered paid under
Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

         (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

         Section 2.10. Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

         Section 2.11. Temporary Notes.

         (a) Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

         (b) Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

         Section 2.12. Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and, at the request of the Company, and shall dispose of canceled Notes in accordance with its customary procedures in effect from time to time (subject to the record retention requirements of the Exchange Act). Upon request of the Company, certification of the disposition of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or, except as contemplated by a Registered Exchange Offer, that have been delivered to the Trustee for cancellation (other than Notes issued upon registration of transfer, in exchange for or in lieu of cancelled Notes pursuant to Sections 2.07, 2.08, 2.10 or 3.06).

         Section 2.13. Defaulted Interest.

         If the Company defaults in a payment of interest, including Special Interest, if any, on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

         Section 2.14. CUSIP or ISIN Numbers.

         The Company in issuing the Notes may use "CUSIP" or "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" or "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" or "ISIN" numbers.

         Section 2.15. Special Interest.

         If Special Interest is payable by the Company pursuant to the Registration Rights Agreement and paragraph 1 of the Notes, the Company shall deliver to the Trustee a certificate to that effect stating (a) the amount of such Special Interest that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Special Interest is payable. The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Special Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Company directly or otherwise directing the

Trustee to take any such action in accordance with the terms of this Indenture and the Notes. If the Company has paid Special Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

         Section 3.01. Notices to Trustee.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Error! Reference source not found., it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer's Certificate setting forth (a) the paragraph of the Notes or the Section (or clause) of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price or if the redemption is made pursuant to Section 3.07(b), the method of calculating the redemption price.

         Section 3.02. Selection of Notes to Be Redeemed.

         (a) If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         (b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         (c) The provisions of clauses (a) and (b) of this Section 3.02 shall not apply with respect to any redemption affecting only a Global Note, whether such Global Note is to be redeemed in whole or in part, to the extent such provisions conflict with Applicable Procedures. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Note shall be in an authorized denomination.

         Section 3.03. Notice of Redemption.

         (a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         (b) The notice shall identify the Notes to be redeemed and shall state:

                           (i)   the redemption date;

                           (ii) the redemption price or if the redemption is made pursuant to Section 3.07(b), a calculation of the redemption price;

                           (iii) if any Note is being redeemed in part, the
                  portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                           (iv)   the name and address of the Paying Agent;

                           (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                           (vi) that, unless the Company defaults in making such redemption payment, interest, including Special Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

                           (vii) the paragraph of the Notes or Section (or clause) of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                           (viii) that no representation is made as to the
                  correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

If any of the Notes to be redeemed is in the form of a beneficial interest in a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemption.

         (c) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 15 days, or such shorter period allowed by the Trustee, prior to the date of giving such notice of redemption, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 3.03.

         Section 3.04. Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

         Section 3.05. Deposit of Redemption Price.

         (a) On or before 10:00 a.m. Eastern Time on the Business Day prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.05) money sufficient to pay the redemption price of, and accrued interest, including Special Interest, if any, on, all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest, including Special Interest, if any, on, all Notes to be redeemed.

         (b) If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest, including Special Interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest due on such interest payment date shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest, including Special Interest, if any, shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

         Section 3.06. Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

         Section 3.07. Optional Redemption.

         (a) Except as set forth in clauses (b) and (c) of this Section 3.07, the Notes shall not be redeemable at the option of the Company prior to August 1, 2007. Starting on that date, the Company may redeem all or any portion of the Notes, at once or over time, after giving the required notice under this Indenture. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on August 1 of the years set forth below, and are expressed as percentages of principal amount:

         Year                                                   Redemption Price
         ----                                                   ---------- -----
         2007 ................................................. 104.438%
         2008 ................................................. 102.958%
         2009 ................................................. 101.479%
         2010 and thereafter .................................. 100.000%

         (b) At any time prior to August 1, 2007, the Company may redeem all or any portion of the Notes, at once or over time, after giving the required notice under this Indenture at a redemption price equal to the greater of:

                           (i) 100% of the principal amount of the Notes to be redeemed, and

                           (ii) the sum of the present values of (1) the
                  redemption price of the Notes at August 1, 2007 (as set forth in clause (a) of this Section 3.07) and (2) the remaining scheduled payments of interest from the redemption date to August 1, 2007, but excluding accrued and unpaid interest to the redemption date, discounted to the redemption date on a semiannual basis (assuming a 360 day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

         Any notice to Holders of such a redemption shall include the appropriate method of calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described in this clause (b), shall be set forth in an Officer's Certificate delivered to the Trustee no later than two Business Days prior to the redemption date (unless clause (2) of the definition of "Comparable Treasury Price" is applicable, in which case such Officer's Certificate will be delivered on the redemption date).

         (c) At any time and from time to time prior to August 1, 2005, the Company may redeem up to a maximum of 35% of the aggregate principal amount of the Notes (including any Additional Notes) that have been issued under this Indenture on or after the Issue Date with the proceeds of one or more Equity Offerings, at a redemption price equal to 108.875% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) that have been issued under this Indenture on or after the Issue Date remains outstanding. Any such redemption shall be made within 90 days of such Equity Offering upon not less than 30 nor more than 60 days' prior notice.

         (d) Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

         Section 3.08. Mandatory Redemption.

         The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                   ARTICLE 4.

                                   COVENANTS

         Section 4.01. Payment of Notes.

         (a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest, including Special Interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, including Special Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, including Special Interest, if any, then due. The Company shall pay Special Interest, if any, in the same manner, on the dates and in the amounts set forth in the Registration Rights Agreement, the Notes and this Indenture.

         (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, including Special Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.

         (c) Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         Section 4.02. Maintenance of Office or Agency.

         (a) The Company shall maintain, in the continental United States, an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar, Paying Agent or additional paying agent) where Notes may be presented or surrendered for payment, registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         (c) The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.03.

         Section 4.03. Reports.

         (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company shall file with the Commission and provide the Trustee and Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such sections, such information, documents and reports so to be filed with the Commission and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings.

         (b) For so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         (c) Delivery of any such reports, information and documents to the Trustee pursuant to this Section 4.03 is for informational purposes only and the Trustee's receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer's Certificate).

         Section 4.04. Compliance Certificate.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has complied with each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company has taken or is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer's Certificate of any Default, its status and what action the Company is taking or proposes to take with respect thereto.

         Section 4.05. Taxes.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

         Section 4.06. Stay, Extension and Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

         Section 4.07. Corporate Existence.

         Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, limited liability company, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve the corporate, limited liability company, partnership or other existence of any of its Restricted Subsidiaries if
(i) the cessation of such existence complies with Article 5 or (ii) an Officer of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

         Section 4.08. Payments for Consent.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

         Section 4.09. Incurrence of Debt.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

                           (i) after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.0 to 1.0 (in which case such Debt may be incurred by the Company or any Restricted Subsidiary that is a Subsidiary Guarantor, but not by a Restricted Subsidiary that is not a Subsidiary Guarantor); or

                           (ii) such Debt is Permitted Debt.

         No Debt Incurred pursuant to the test in clause (i) of the preceding paragraph shall reduce the amount of Debt that may be incurred pursuant to any clause of the definition of Permitted Debt (including, without limitation, Debt under the Senior Credit Facility pursuant to clause (b) of the definition of Permitted Debt below).

         (b) The term "Permitted Debt" is defined to include the following:

                       (i) (1) Debt of the Company evidenced by the Initial Notes issued pursuant to this Indenture and the Exchange Notes issued in exchange for such Initial Notes and in exchange for any Additional Notes and (2) Debt of the Subsidiary Guarantors evidenced by the Subsidiary Guaranties relating to the Initial Notes and the Exchange Notes issued in exchange for such Initial Notes and in exchange for any Additional Notes.

                       (ii) Debt of the Company or a Restricted Subsidiary under the Credit Facilities or a Qualified Securitization Transaction, provided that the aggregate principal amount of all such Debt under the Credit Facilities or a Qualified Securitization Transaction at any one time outstanding shall not exceed the greater of:

                                    (1) $550.0 million, which amount shall be
                           permanently reduced by the amount of Net Available Cash used to Repay Debt under the Credit Facilities pursuant to Section 4.13 or

                                    (2) the sum of (A) 80% of the book value of
                           the accounts receivable of the Company and its Restricted Subsidiaries, plus (B) 50% of the book value of the inventory of the Company and its Restricted Subsidiaries, in each case determined on a consolidated basis;

                       (iii) Debt of the Company or a Restricted Subsidiary
                  in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

                                    (1) the aggregate principal amount of such
                           Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

                                    (2) the aggregate principal amount of all
                           Debt Incurred and then outstanding pursuant to this clause (iii) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (iii)) does not exceed 5% of the Company's Consolidated Net Tangible Assets;

                      (iv) Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

                      (v) Debt of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company), provided that at the time such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (a)(i) of this Section 4.09;

                      (vi) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting, or otherwise managing, interest rate risk and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this Section 4.09;

                      (vii)  Debt under Currency Exchange Protection
                  Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary and not for speculative purposes;

                      (viii) Debt under Commodity Price Protection
                  Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting risk in connection with certain commodity transactions of the Company or such Restricted Subsidiary and not for speculative purposes;

                      (ix) Debt in connection with one or more standby letters of credit or performance or surety bonds or completion guaranties issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations, workmen's compensation and similar arrangements and not in connection with the borrowing of money or the obtaining of advances or credit;

                      (x) Debt of the Company or any Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed $40.0 million; provided that of that amount not more than $25.0 million may be Incurred by Restricted Subsidiaries that are not Subsidiary Guarantors;

                      (xi) Debt arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Company;

                      (xii) Guarantees by the Company or any of its Restricted Subsidiaries of Debt of the Company or any Restricted Subsidiary otherwise permitted to be Incurred under the provisions of this covenant;

                      (xiii) Debt consisting of take-or-pay obligations
                  contained in supply agreements entered into by the Company or its Restricted Subsidiaries in the ordinary course of business;

                      (xiv) Preferred Stock of Restricted Subsidiaries issued to the Company or any of its Restricted Subsidiaries;

                      (xv) Debt outstanding on the Issue Date not otherwise described in clauses (i) through (xv) above;

                      (xvi) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (a)(i) of this Section 4.09 and clauses (b)(i), (iii), (v), (x) and (xv) of this Section 4.09.

         (c) For purposes of determining compliance with this Section 4.09, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (b)(i) through (b)(xvii) of this Section 4.09 or is entitled to be incurred pursuant to clause (a)(i) of this Section 4.09, the Company shall, in its sole discretion, classify such item of Debt on the date of its Incurrence, or later reclassify all or a portion of such item of Debt, in any manner that complies with this Section 4.09, and such item of Debt will be treated as having been incurred pursuant to one or more of such categories of Permitted Debt or pursuant to clause (a)(i) of this Section 4.09.

         (d) For purposes of determining compliance with any U.S. dollar-denominated restriction or amount, the U.S. dollar equivalent principal amount thereof denominated in foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date the Debt or other transaction was Incurred or entered into, or first committed in the case of revolving credit Debt; provided that if any Permitted Refinancing Debt is Incurred to Refinance Debt denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of such Debt being Refinanced. Notwithstanding any other provision contained herein, no restriction or amount shall be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

         Section 4.10. Restricted Payments.

         (a) The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

                      (i) a Default or Event of Default shall have occurred and be continuing,

                      (ii) the Company could not Incur at least $1.00 of additional Debt pursuant to Section 4.09(a)(i), or

                      (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

                                    (1) 50% of the aggregate amount of
                           Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter ending July 31, 2002 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

                                    (2) 100% of the Capital Stock Sale Proceeds,
                           plus

                                    (3) the sum of:

                                             (A) the aggregate net cash proceeds
                                    received by the Company or any Restricted
                                    Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

                                             (B) the aggregate amount by which
                                    Debt (other than Subordinated Obligations) of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

                                             (X) any such Debt issued or sold to
                                    the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

                                             (Y) the aggregate amount of any
                                    cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange, plus

                                    (4) an amount equal to the sum of:

                                             (A) the net reduction in
                                    Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person;

                                             (B) the portion (proportionate to
                                    the Company's equity interest in such
                                    Unrestricted Subsidiary) of the Fair Market
                                    Value of the net assets of an Unrestricted
                                    Subsidiary at the time such Unrestricted
                                    Subsidiary is designated a Restricted
                                    Subsidiary; provided, however, that the
                                    foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person;

                                             (C) without duplication of any
                                    amounts included in Section 4.10(a)(2)
                                    above, 100% of the Fair Market Value of the net proceeds of any contribution to the common equity capital of the Company received by the Company from a holder of the Company's Capital Stock (excluding any Capital Stock Sale Proceeds to the extent used to redeem the Notes) subsequent to the Issue Date;

                                             (D) to the extent that any
                                    Investment (other than a Permitted
                                    Investment) that was made after the Issue
                                    Date is sold for cash or otherwise
                                    liquidated or repaid for cash, the lesser of
                                    (i) the cash
                                    return of capital with respect to such
                                    Investment (less the cost of disposition, if any) and (ii) the initial amount of such Investment;

                                             (E) $10.0 million;

                                             (F) Debt consisting of take-or-pay
                                    obligations contained in supply agreements entered into by the Company or its Restricted Subsidiaries in the ordinary course of business;

                                             (G) Preferred Stock of Restricted
                                    Subsidiaries issued to the Company or any of its Restricted Subsidiaries; and

                                             (H) Debt of the Company or a
                                    Restricted Subsidiary Incurred in connection with a Qualified Securitization Transaction;

         (b) Notwithstanding the foregoing limitation, the Company may:

                           (i) make Restricted Payments as described in clauses (1) and (2) of the definition of Restricted Payment in an aggregate amount of up to $25.0 million in any fiscal year; provided, however, that at the time of such Restricted Payment, no Event of Default under Sections 6.01(a)(i), (ii),
                  (vii) or (viii) shall have occurred and be continuing, and provided further, however, that such Restricted Payments paid pursuant to this Section 4.10(b)(i) shall be included in the calculation of the amount of Restricted Payments pursuant to
                  Section 4.10(a)(iii)(3).

                           (ii) pay dividends on its Class A Common Stock of up to the lesser of (1) $0.01 per share of Class A Common Stock for each of four consecutive fiscal quarters and (2) $250,000 for each consecutive fiscal quarter provided, however, that such dividends paid pursuant to this Section 4.10(b)(ii) shall be included in the calculation of the amount of Restricted Payments pursuant to Section 4.10(a)(iii)(3) above;

                           (iii) pay dividends on its Capital Stock within 60
                  days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with this Indenture; provided, however, such dividends paid pursuant to this clause (b)(iii) of this Section 4.10 shall be included in the calculation of the amount of Restricted Payments pursuant to Section 4.10(a)(iii)(3);

                           (iv) purchase, repurchase, redeem, legally defease, acquire or retire for value its Capital Stock or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock, and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that

                                    (1) such purchase, repurchase, redemption,
                           legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and

                                    (2) the Capital Stock Sale Proceeds from
                           such exchange or sale shall be excluded from the calculation pursuant to clause (a)(iii)(2) of this
                           Section 4.10:

                           (v) purchase, repurchase, redeem, legally defease, acquire or retire for value any of its Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt;

                  provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

                        (vi) repurchase shares of, or options to purchase shares of, common stock of the Company of any of its Subsidiaries from current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements, management agreements and employee stock options or restricted stock agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that:

                                    (1) the aggregate amount of such repurchases
                           shall not exceed $2.5 million in any calendar year and

                                    (2) at the time of such repurchase, no
                           Default or Event of Default shall have occurred and be continuing (or result therefrom);

                  provided further, however, that such repurchases shall be included in the calculation of the amount of Restricted Payments pursuant to Section 4.10(a)(iii)(3);

                       (vii) acquire its Capital Stock in connection with the exercise of stock options and stock appreciation rights by way of cashless exercise; and

                       (viii) distribute the Capital Stock of any Unrestricted
                  Subsidiary to the Company's shareholders as dividends or other distributions.

         Section 4.11. Liens.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens or Liens securing Senior Debt) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom unless:

         (a) if such Lien secures Senior Subordinated Debt, the Notes or the applicable Subsidiary Guaranty are secured on an equal and ratable basis with such Debt; and

         (b) if such Lien secures Subordinated Obligations, such Lien shall be subordinated to a Lien securing the Notes or the applicable Subsidiary Guaranty in the same Property as that securing such Lien to the same extent as such Subordinated Obligations are subordinated to the Notes and the Subsidiary Guaranties.

         Section 4.12. Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries.

         The Company shall not:

         (a) sell, or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, or

         (b) permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock, other than, in the case of either (a) or (b):

                                    (1) directors' qualifying shares, and shares
                           issued to non-U.S. persons required by applicable law,

                                    (2) pledges of Capital Stock of Subsidiaries
                           of the Company that constitute Permitted Liens or Liens securing Senior Debt,

                                    (3) to the Company or a Wholly Owned
                           Restricted Subsidiary, or

                                    (4) a disposition of 100% of the shares of
                           Capital Stock of such Restricted Subsidiary;
                           provided, however, that, in the case of this clause
                           (b)(4),

                                             (A) such disposition is effected in
                                    compliance with Section 4.13, and

                                             (B) upon consummation of such
                                    disposition and execution and delivery of a supplemental indenture to the Trustee, such Restricted Subsidiary shall be released from any Subsidiary Guaranty previously made by such Restricted Subsidiary, or

                                    (5) issuances of Capital Stock of a
                           Restricted Subsidiary if, immediately after giving effect thereto, (i) neither the Company nor any Restricted Subsidiary owns any Capital Stock of such Restricted Subsidiary or (ii) such Restricted Subsidiary would no longer be a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted and shall be deemed to have been made under Section 4.10 if made on the date of such issuance provided, however, that in the case of this clause (b)(5),

                                             (A) if applicable, such disposition
                                    is effected in compliance with Section 4.13, and

                                             (B) upon consummation of such
                                    disposition and execution and delivery of a supplemental indenture, such Restricted Subsidiary shall be released from any Subsidiary Guaranty previously made by such Restricted Subsidiary.

         Section 4.13. Asset Sales.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

                           (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

                           (ii) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Cash Equivalents or the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the applicable Subsidiary Guaranty) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; and

                           (iii) if the Fair Market Value of the Property is
                  greater than $2,500,000, the Company delivers an Officer's Certificate to the trustee certifying that such Asset Sale complies with the foregoing clauses (i) and (ii).

                  Notwithstanding the foregoing, clauses (i), (ii) and (iii) above shall not apply to a split-off or spin-off of any Unrestricted Subsidiary by the Company or a Restricted Subsidiary.

         (b) The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

                           (i) to Repay Senior Debt of the Company or any Subsidiary Guarantor (including Debt under the Senior Credit Facility) or Debt of any Restricted Subsidiary that is not a Subsidiary

                  Guarantor (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company); or

                           (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

         (c) Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 360 days from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 360-day period and that shall not have been completed or abandoned shall constitute "Excess Proceeds"; provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute "Excess Proceeds" at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within 24 months from the date of the receipt of such Net Available Cash shall also constitute "Excess Proceeds." Notwithstanding the foregoing provision, the Company and its Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Sales in each fiscal year that are not applied in accordance with this covenant exceeds $5.0 million.

         (d) When the aggregate amount of Excess Proceeds exceeds $15.0 million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to purchase (the "Prepayment Offer") the Notes together with any other Debt that ranks pari passu in right of payment with the Notes (so long as such payment is permitted by the terms of any instrument evidencing Senior Debt), which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders of Notes have been given the opportunity to tender their Notes for purchase in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by this Indenture, and the amount of Excess Proceeds will be reset to zero.

         (e) The term "Allocable Excess Proceeds" means the product of:

                (i)    the Excess Proceeds and

                (ii)   a fraction,

                           (1) the numerator of which is the aggregate principal
                  amount of the Notes outstanding on the date of the Prepayment Offer, and

                           (2) the denominator of which is the sum of the
                  aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this Error! Reference source not found. and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer.

         (f) Within five Business Days after the Company is obligated to make a Prepayment Offer as described in clause (d) of this Error! Reference source not found., the Company shall send a written notice, by first-class mail, to the Holders of Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

         (g) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Error! Reference source not found.. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Error! Reference source not found., the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.13 by virtue thereof.

         Section 4.14. Restrictions on Distributions from Restricted
Subsidiaries.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

                       (i) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,

                       (ii) make any loans or advances to the Company or any other Restricted Subsidiary, or

                       (iii) transfer any of its Property to the Company or
                  any other Restricted Subsidiary.

         (b) The foregoing limitations shall not apply:

                       (i) with respect to clauses (a)(i), (ii) and (iii), to restrictions:

                                    (1) in effect on the Issue Date (including,
                           without limitation, restrictions pursuant to the Senior Credit Facility and this Indenture),

                                    (2) relating to Debt of a Restricted
                           Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company,

                                    (3) that result from the Refinancing of Debt
                           Incurred pursuant to an agreement referred to in clause (b)(i)(1) or (2), this clause (b)(i)(3) or clause (b)(ii)(1) or (2) of this Error! Reference source not found., provided such restriction is no less favorable to the Holders of Notes than those under the agreement evidencing the Debt so Refinanced,

                                    (4) under applicable laws or orders,

                                    (5) arising in connection with a Qualified
                           Securitization Transaction (including limitations set forth in the governing documents of a Special Purpose Vehicle),

                                    (6) that constitute customary restrictions
                           on the transfer of any Property arising under a security agreement or similar agreement or instrument governing a Lien permitted under this Indenture; and

                       (ii)  with respect to clause (a)(iii) of this Section
         4.14 only, to restrictions:

                                    (1) relating to Debt that is permitted to be
                           Incurred and secured without also securing the Notes or the applicable Subsidiary Guaranty pursuant to Sections 4.09 and 4.11 that limit the right of the debtor to dispose of the Property securing such Debt,

                                    (2) encumbering Property at the time such
                           Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

                                    (3) resulting from customary provisions
                           restricting subletting or assignment of leases or customary provisions in licenses or other agreements that restrict assignment of such agreements, Property or rights thereunder,

                                    (4) that constitute customary restrictions
                           contained in sale agreements limiting the transfer of Capital Stock or Property pending the closing of such sale,

                                    (5) that constitute customary restrictions
                           contained in joint venture agreements entered into in the ordinary course of business and in good faith, or

                                    (6) existing by virtue of any transfer of,
                           agreement to transfer, option or right with respect to, or Lien on, any Property of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture.

                  Nothing contained in this Section 4.14 shall prevent the Company or any Restricted Subsidiary from (1) Incurring or assuming any Lien otherwise permitted by this Indenture, or (2) restricting the sale or other disposition of Property of the Company of any of its Restricted Subsidiaries that secure Debt of the Company or any of its Restricted Subsidiaries.

         Section 4.15. Transactions with Affiliates.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

              (i)   the terms of such Affiliate Transaction are:

                           (1) set forth in writing, and

                           (2) no less favorable to the Company or such
                  Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company,

              (ii) if such Affiliate Transaction involves aggregate payments or value in excess of $5.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a)(i)(2) of this Error! Reference source not found. as evidenced by a Board Resolution promptly delivered to the Trustee, and

              (iii) if such Affiliate Transaction involves aggregate payments or value in excess of $20.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries.

         (b) Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

                           (i) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business;

                           (ii) any Restricted Payment permitted to be made pursuant to Section 4.10or any Permitted Investment;

                           (iii)  the payment of compensation and fees
                  (including amounts paid pursuant to employee benefit plans or other arrangements, whether in cash, securities or other property) for the services of officers, directors and employees of the Company or any of the Restricted Subsidiaries who are Affiliates of the Company, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter go be performed for such compensation to be fair consideration therefor;

                           (iv) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or such Restricted Subsidiary, as the case may be;

                           (v) agreements in existence on the Issue Date and listed on Schedule A hereto;

                           (vi) the disposition or transfer of Soterra or any Unrestricted Subsidiary in a transaction that satisfies the applicable requirements contained within Section 4.13;

                           (vii) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person approved by the Board of Directors with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

                           (viii) the issuance or sale of any Capital Stock of
                  the Company other than Disqualified Stock; and

                           (ix) any sale, conveyance or other transfer of Receivables and other related assets customarily transferred in a Qualified Securitization Transaction.

         Section 4.16. Designation of Restricted and Unrestricted Subsidiaries.

         (a) The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation (which would constitute an Investment in such Subsidiary) would not result in a breach of Section 4.10 or otherwise cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be in Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.10(a) or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                  The Board of Directors also may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

                           (i) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, and

                           (ii) either:

                                    (A) the Subsidiary to be so designated has
                           total assets of $5,000 or less, or

                                    (B) such designation is effective
                           immediately upon such entity becoming a Subsidiary of the Company.

         (b) Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (c)(i) and (ii) of this Error! Reference source not found. will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

         (c) The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

                           (i) the Company could Incur at least $1.00 of
                  additional Debt pursuant to Error! Reference source not found., and

                           (ii) no Default or Event of Default shall have
                  occurred and be continuing or would result therefrom.

         (d) Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officer's Certificate that:

                        (i) certifies that such designation or redesignation complies with the foregoing provisions, and

                        (ii) gives the effective date of such designation or
                  redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

         Section 4.17. Repurchase at the Option of Holders Upon a Change of Control.

         (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the purchase date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

         (b) Within 30 days following any Change of Control, the Company shall:

                        (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or a similar business news service in the United States; and

                        (ii) send, by first-class mail, with a copy to the
                  Trustee, to each Holder of Notes, at such Holder's address appearing in the Security Register, a notice stating:

                                    (1) that a Change of Control has occurred
                           and an offer is being made pursuant to this Section
                           4.17 and that all Notes timely tendered will be accepted for payment;

                                    (2) the Change of Control Purchase Price and
                           the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

                                    (3) the circumstances and relevant facts
                           regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

                                    (4) the procedures that Holders of Notes
                           must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

         (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Error! Reference source not found., the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Error! Reference source not found. by virtue of such compliance.

         Section 4.18. Future Subsidiary Guarantors.

         The Company shall cause (a) each Person that becomes a Domestic Restricted Subsidiary following the Issue Date to execute and deliver to the Trustee a Subsidiary Guaranty at the time such Person becomes a Domestic Restricted Subsidiary excluding any Special Purpose Vehicle, and (b) any Foreign Restricted Subsidiary that Guarantees any Debt of the Company or any Domestic Restricted Subsidiary following the Issue Date to execute and deliver to the trustee a Subsidiary Guaranty at the time of such guaranty.

         Section 4.19. Layered Debt.

         The Company shall not, and shall not permit any Restricted Subsidiary that is a Subsidiary Guarantor to, Incur, directly or indirectly, any Debt that is subordinate or junior in right of payment to any Senior Debt unless such Debt is Senior Subordinated Debt or is expressly subordinated in right of payment to Senior Subordinated Debt. In addition, no Restricted Subsidiary that is a Subsidiary Guarantor shall Guarantee, directly or indirectly, any Debt of the Company that is subordinate or junior in right of payment to any Senior Debt unless such Guarantee is expressly subordinate in right of payment to, or ranks pari passu with, the Subsidiary Guaranty of such Subsidiary Guarantor.

                                   ARTICLE 5.

                                   SUCCESSORS

         Section 5.01. Merger, Consolidation, or Sale of Property.

         (a) The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

                           (i) the Company shall be the Surviving Person, or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                           (ii) the Surviving Person (if other than the Company)
                  expressly assumes, by supplemental indenture, substantially in the form of Exhibit F hereto, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

                           (iii) in the case of a sale, transfer, assignment,
                  lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

                           (iv) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (and treating, for purposes of this clause (iv) and clauses (v) and (vi) of this Section 5.01(a) any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

                           (v) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under
                  Section 4.09(a)(i)

                           (vi) the Company shall deliver, or cause to be delivered, to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 5.01(a) and that all conditions precedent herein provided for relating to such transaction or series of related transactions have been satisfied.

         (b) The Company shall not permit any Restricted Subsidiary that is a Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into such Subsidiary Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of related transactions unless:

                           (i) in the case of a Subsidiary Guarantor that is a Domestic Restricted Subsidiary, the Surviving Person (if not such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                           (ii) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by Subsidiary Guaranty, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty;

                           (iii) in the case of a sale, transfer, assignment,
                  lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

                           (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iv) and clauses
                  (v) and (vi) of this Section 5.01(b), any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

               (v) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company would be able to Incur at least $1.00 of additional Debt under Section 4.09(a)(i); and

               (vi) the Company shall deliver, or cause to be delivered, to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guaranty, if any, in respect thereto comply with this Section 5.01(b) and that all conditions precedent herein provided for relating to such transaction have been satisfied.

The foregoing clause (b) (other than clause (b)(iv)) shall not apply to any transaction or series of related transactions which constitutes an Asset Sale if the Company has complied with Section 4.12.

     Section 5.02. Successor Corporation Substituted.

     The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture (or of the Subsidiary Guarantor under the Subsidiary Guaranty, as the case may be), but the predecessor company in the case of:

     (a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of the Company as an entirety or virtually as an entirety), or

     (b) a lease,

shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

     Section 6.01. Events of Default.

     (a) Each of the following is an "Event of Default":

               (i) failure to make the payment of any interest or Special Interest, if any, on the Notes issued under this Indenture when the same becomes due and payable, and such failure continues for a period of 30 days;

               (ii) failure to make the payment of any principal of, or premium, if any, on, any of the Notes issued under this Indenture when the same becomes due and payable at their Stated Maturity, upon acceleration, redemption, required repurchase or otherwise;

               (iii)  failure to comply with Section 5.01.

               (iv) failure to comply with any other covenant or agreement in the Notes or in this Indenture (other than a failure that is the subject of the foregoing clause (i), (ii) or (iii)), and such failure continues for 30 consecutive days after written notice is given to the Company as provided in clause (b) below;

               (v) a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $20.0 million or its foreign currency equivalent at the time;

               (vi) any judgment or judgments for the payment of money in an aggregate amount in excess of $20.0 million (or its foreign currency equivalent at the time) (net of applicable insurance coverage) that shall be rendered against the Company or any Restricted Subsidiary by a court of competent jurisdiction and that judgment shall not be vacated, waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

               (vii) the Company or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                          (1) commences a voluntary case,

                          (2) consents to the entry of an order for relief
                    against it in an involuntary case,

                          (3) consents to the appointment of a custodian of it
                    or for all or substantially all of its property,

                          (4) makes a general assignment for the benefit of its
                    creditors, or

                          (5) generally is not paying its debts as they become
                    due;

               (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (1) is for relief against the Company or any
                    Restricted Subsidiary that is a Significant Subsidiary in an involuntary case,

                          (2) appoints a custodian of the Company or any
                    Restricted Subsidiary that is a Significant Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or

                          (3) orders the liquidation of the Company or any
                    Restricted Subsidiary that is a Significant Subsidiary,

                          and the order or decree remains unstayed and in effect
                    for 60 consecutive days; or

               (ix) any Subsidiary Guaranty of one or more Restricted Subsidiaries that are Subsidiary Guarantors which by themselves or taken together would constitute a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty or this Indenture), or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty relating to the Notes.

     (b) A Default under clause (a)(iv) is not an Event of Default in respect of the Notes until the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding notify the Company of the Default, and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

     Section 6.02. Acceleration.

     (a) If an Event of Default (other than an Event of Default specified in Section 6.01(a)(vii) or (a)(viii)), shall have occurred and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare (by written notice to the Company (and to the Trustee if given by the Holders)) to be immediately due and payable the principal amount of all the Notes then outstanding, plus accrued but unpaid interest and Special Interest, if any, to the date of acceleration, in which event all such amounts shall become immediately due and payable. In the case of an Event of Default specified in Section 6.01(a)(vii) or

(a)(viii), such amounts with respect to all the Notes will become due and payable immediately without any declaration or other act on the part of the Trustee or the Holders. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

     (b) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Debt described in Section 6.01(a)(v), the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Debt described in Section 6.01(a)(v) have rescinded the declaration of acceleration in respect of such Debt within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

     Section 6.03. Other Remedies.

     (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest, including Special Interest, if any, on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     Section 6.04. Waiver of Past Defaults.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest, including Special Interest, if any, on, the Notes; provided, however, that after any acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium, if any, or interest, including Special Interest, if any, have been cured or waived as provided in this Indenture. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section 6.05. Control by Majority.

     Subject to Section 7.01, in case an Event of Default shall occur and be continuing, the Trustee will not be under any obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee indemnity reasonably satisfactory to the Trustee. Subject to Section 7.02(f), the Holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. Notwithstanding the foregoing, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that may involve the Trustee in personal liability; and the Trustee may take any action deemed proper by the Trustee that is not inconsistent with such direction.

     Section 6.06. Limitation on Suits.

     (a) No Holder will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless:

               (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default,

               (ii) the Holders of at least 25% in aggregate principal amount of Notes then outstanding under this Indenture have made written request and offered indemnity reasonably satisfactory to the Trustee to institute such proceeding as trustee, and

               (iii) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, the preceding limitations do not apply to a suit instituted by a Holder for enforcement of payment of the principal of, and premium, if any, or interest, including Special Interest, if any, on, a Note on or after the respective due dates expressed in such Note.

     (b) A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     Section 6.07. Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest, including Special Interest, if any, on, a Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     Section 6.08. Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(a)(i) or (a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest, including Special Interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07.

     Section 6.09. Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 6.10. Priorities.

     (a) Any money or other property collected by the Trustee pursuant to this
Article 6 or any money or other property otherwise distributable in respect of the Company's or any Subsidiary Guarantor's obligations under this Indenture shall be paid in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, including Special Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, including Special Interest, if any, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     (b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

     Section 6.11. Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.

                                    TRUSTEE

     Section 7.01. Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such certificates furnished to the Trustee which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this clause (c) does not limit the effect of clause (b) of this Section 7.01;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b),
(c) and (e) of this Section 7.01.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     Section 7.02. Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be iresponsible for the misconduct or negligence of any agent or attorney appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company and any Board Resolution shall be sufficient if evidenced by a copy of such Board Resolution certified by an Officer of the Company to have been duly adopted and in full force and effect on the date thereof.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (g) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee shall have received from the Company, any Subsidiary Guarantor or any other obligor upon the Notes or from any Holder written notice thereof at the Corporate Trust

Office of the Trustee, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

     (h) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

     (i) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

     (j) The Trustee shall have no duty to inquire as to the performance of the Company's covenants herein.

     (k) The Trustee shall not be obligated to make any investigation into the facts or matters stated in any document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may reasonably see fit.

     (l) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

     Section 7.03. Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11.

     Section 7.04. Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

     Section 7.05. Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee as provided in Section 7.02(g) hereof, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs unless such Default or Event of Default has since been cured. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest, including Special Interest, if any, on, any Note, the Trustee may withhold notice of any continuing Default or Event of Default if and so long as a committee of Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

     Section 7.06. Reports by Trustee to Holders.

     (a) Within 60 days after each May 15 beginning with May 15, 2003, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

     (b) A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

     Section 7.07. Compensation and Indemnity.

     (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of its duties under this Indenture and services hereunder as agreed to in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     (b) The Company and each of the Subsidiary Guarantors shall indemnify, defend and hold the Trustee and its directors, officers, employees and agents (collectively with the Trustee, the "Indemnitees") harmless from and against every loss, liability and expense, including without limitation damages, fines, suits, actions, demands, penalties, costs, reasonable out-of-pocket or incidental expenses, reasonable legal fees and expenses, the reasonable allocated costs and expenses of in-house counsel and legal staff and the reasonable costs and expenses of defending and preparing to defend against any claim (collectively, the "Losses"), that may be imposed on, incurred by, or asserted against, any Indemnitee for or in respect of the Trustee's (1) execution and delivery of this Indenture, (2) compliance or attempted compliance with or reliance, in each case in good faith, upon any instruction or other direction upon which the Trustee is authorized to rely pursuant to the terms of this Indenture and (3) performance under this Indenture, except in the case of such performance only and with respect to any Indemnitee to the extent that the Loss resulted from such Indemnitee's negligence, willful misconduct or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend, and shall have the right to defend, the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     (c) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the Notes and the resignation or removal of the Trustee or any termination of this Indenture for any reason. The Trustee's claims under this Section 7.07 shall have priority over all other claims against the Company and the Subsidiary Guarantors under this Indenture.

     (d) To secure the Company's payment and indemnification obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, and interest, including Special Interest, if any, on, particular Notes. Such Lien and the Lien provided for in Section 6.09 shall survive the satisfaction and discharge of this Indenture and the Notes and the resignation or removal of the Trustee or any termination of this Indenture for any reason.

     (e) In addition to and without prejudice to the rights provided to the Trustee under any provision of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(vii) or (a)(viii) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     (f) The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

     (g) For purposes of this Section 7.07, "Trustee" shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

     Section 7.08. Replacement of Trustee.

     (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     (b) The Trustee may resign in writing at any time upon 30 days' prior notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

               (i)    the Trustee fails to comply with Section 7.10;

               (ii) the Trustee is adjudged to be bankrupt or insolvent, or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (iii) a custodian or public officer takes charge of the Trustee or its property; or

               (iv)   the Trustee becomes incapable of acting.

     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may (at the expense of the Company) petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to any Lien provided for in Sections 6.09 and 7.07; provided, however, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 and the Liens herein provided for shall continue for the benefit of the retiring Trustee.

     Section 7.09. Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Company and the Holders. Any such successor must nevertheless be eligible and qualified under the provisions of Section 7.10.

     Section 7.10. Eligibility; Disqualification.

     (a) There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

     (b) This Indenture shall always have a Trustee who satisfies the requirements of Section 310(a)(1), (2) and (5) of the TIA. If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the TIA, the Trustee and the Company shall comply with the provisions of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in
Section 310(b)(1) of the TIA are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the TIA.

     Section 7.11. Preferential Collection of Claims Against Company.

     The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

     The Company may, at its option and at any time, elect to have either
Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

     Section 8.02. Legal Defeasance.

     Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in
Section 8.04, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Notes, and each Subsidiary Guarantor shall be deemed to have been discharged from its obligations with respect to its Subsidiary Guaranty, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture, and each Subsidiary Guarantor shall be deemed to have satisfied all its obligations under its Subsidiary Guaranty and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest, including Special Interest, if any, on, such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02, (c) the rights, powers, trusts, privileges and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. If the Company exercises under
Section 8.01 the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

     Section 8.03. Covenant Defeasance.

     Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 4.03, 4.04(b), 4.05, 4.09 through 4.18 and 4.20 through 4.21, and the limitations of Section 5.01(a)(v), (a)(vi), (b)(v) and
(b)(vi), with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. If the Company exercises under Section 8.01 the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01 (a)(iv) (with respect to the covenants contained in Sections 4.03, 4.04(b), 4.05 and 4.09 through 4.18,
(a)(v), (a)(vi), (a)(vii), (a)(viii), and (a)(ix) (but in the case of clauses
(a)(vii) and (a)(viii), with respect to Restricted Subsidiaries that are Significant Subsidiaries only). If the Company exercises its Covenant Defeasance option, each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guaranty.

         Section 8.04. Conditions to Legal or Covenant Defeasance.

         The Legal Defeasance option or Covenant Defeasance option may be exercised only if:

         (a) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest, or Special Interest, if any, on, the Notes to be defeased to maturity or redemption, as the case may be;

         (b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest including Special Interest, if any, when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest, including Special Interest, if any, when due on all the Notes to be defeased to maturity or redemption, as the case may be;

         (c) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

         (d) such deposit does not constitute a default under any other agreement or instrument binding on the Company;

         (e) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

         (f) in the case of the Legal Defeasance option, the Company delivers to the Trustee an Opinion of Counsel stating that:

                           (i) the Company has received from the Internal Revenue Service a ruling, or

                           (ii) since the date of this Indenture there has been
                  a change in the applicable federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes to be defeased will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred;

         (g) in the case of the Covenant Defeasance option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes to be defeased will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

         (h) the Company delivers to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be defeased have been complied with as required by this Indenture.

         Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         (a) Subject to Section 8.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest, including Special Interest, if any, but such money need not be segregated from other funds except to the extent required by law.

         (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         (c) Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(b)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         (d) Nothing in this Article 8 shall be deemed to discharge the obligations of the Company under Section 7.07.

         Section 8.06. Repayment to Company.

         Subject to applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, including Special Interest, if any, on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, including Special Interest, if any, has become due and payable shall be paid to the Company or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company. Any unclaimed funds held by the Indenture pursuant to this Section 8.06 or any other provision of this Indenture shall be uninvested and without any liability for interest.

         Section 8.07. Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes and each Subsidiary Guarantor's obligations under this Indenture and its Subsidiary Guaranty shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or
8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company or any Subsidiary Guarantor makes any payment of principal of, premium, if any, or interest, including Special Interest, if any, on, any Note following the reinstatement of its obligations, then it shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER

         Section 9.01. Without Consent of Holders of Notes.

         (a) Notwithstanding Section 9.02 of this Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

                           (i) cure any ambiguity, omission, defect or inconsistency;

                           (ii) provide for the assumption by a successor corporation of the obligations of the Company under this Indenture pursuant to Article 5;

                           (iii) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

                           (iv) add additional Guarantees with respect to the Notes or to release Subsidiary Guarantors from Subsidiary Guaranties as provided by the terms of this Indenture;

                           (v) to secure the Notes, add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company;

                           (vi) make any change that does not adversely affect the rights of any Holder of the Notes under this Indenture;

                           (vii)  make any change to the subordination
                  provisions of this Indenture that would limit or terminate the benefits available to any holder of Senior Debt under such provisions;

                           (viii) comply with any requirement of the Commission
                  in connection with the qualification of this Indenture under the TIA; or

                           (ix) provide for the issuance of Additional Notes in accordance with this Indenture.

         (b) Upon the request of the Company accompanied by a Board Resolution of the Board of Directors authorizing the execution of any such amendment of or supplement to this Indenture, and upon receipt by the Trustee of the documents described in Section 9.07, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amendment of or supplement to this Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, unless such amendment of or supplement to this Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment of or supplement to this Indenture.

         Section 9.02. With Consent of Holders of Notes.

         (a) Except as provided in Section 9.02(f), the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Notes).

         (b) Upon the request of the Company accompanied by a Board Resolution of the Board of Directors authorizing the execution of any such amendment of or supplement to this Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.07, the Trustee shall join with the Company in the execution of such amendment of or supplement to this Indenture unless such amendment of or supplement to this Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment of or supplement to this Indenture.

         (c) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date, provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

         (d) It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         (e) After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders to such Holder's address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment of or supplement to this Indenture or waiver.

         (f) Without the consent of each Holder of an outstanding Note under this Indenture, no amendment, supplement or waiver under this Section 9.02 may:

                           (i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver under this Indenture,

                           (ii) reduce the rate of, or extend the time for payment of, interest, or Special Interest, if any, on any Note issued under this Indenture,

                           (iii) reduce the principal of, or extend the Stated
                  Maturity of, any Note issued under this Indenture,

                           (iv) make any Note payable in money other than that stated in the Note,

                           (v) impair the right of any Holder of the Notes to receive payment of principal and interest, including Special Interest, if any, on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or any Subsidiary Guaranty,

                           (vi) release any security interest that may have been granted in favor of the Holders of the Notes under this Indenture other than pursuant to the terms of such security interest,

                           (vii) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed pursuant Section 3.07,

                           (viii) reduce the premium payable upon a Change of
                  Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer,

                           (ix) at any time after the Company is obligated to make an offer pursuant to Section 4.13, change the time at which such offer must be made or at which the Notes must be repurchased pursuant thereto,

                           (x)    make any change to the subordination
                  provisions of this Indenture that would adversely affect the Holders of the Notes, or

                           (xi) make any change in any Subsidiary Guaranty that would adversely affect the holders of the Notes under this Indenture.

         Section 9.03. With Consent of Holders of Senior Debt.

         No amendment or supplement may be made to the subordination provisions of this Indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or their Representative) consents to such change.

         Section 9.04. Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in an amendment of or supplement to this Indenture that complies with the TIA as then in effect.

         Section 9.05. Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         Section 9.06. Notation on or Exchange of Notes.

         (a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         (b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

         Section 9.07. Trustee to Sign Amendments, etc.

         The Trustee shall sign any amendment of or supplement to this Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amendment of or supplement to this Indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon an Officer's Certificate and an Opinion of Counsel stating that the execution of such amendment of or supplement to this Indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10.

                              SUBSIDIARY GUARANTIES

         Section 10.01. Subsidiary Guaranty.

         (a) Subject to this Article 10, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder:
(a) the punctual payment in full of the principal of, premium, if any, and interest, including Special Interest, if any, on, the Notes when due, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal of, premium, if any, and interest, including Special Interest, if any on, the Notes, if lawful, and the punctual performance or payment in full of all other Obligations of the Company to the Holders or the Trustee hereunder and thereunder when due, all in accordance with the terms hereof and thereof; and
(b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         (b) Each Subsidiary Guarantor hereby agrees that its Obligations with regard to this Subsidiary Guaranty shall be absolute and unconditional, irrespective of the validity or enforceability of the Notes or the Obligations of the Company under this Indenture, the absence of any action to enforce the same, any waiver, modification or indulgence granted to the Company with respect to the same by the Holders or the Trustee, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require any of the Trustee, the Holders or the Company (each a "Benefited Party"), as a condition of payment or performance by such Subsidiary Guarantor, to (1) proceed against the Company, any other guarantor (including any other Subsidiary Guarantor) of the Obligations under the Subsidiary Guaranties or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Subsidiary Guaranties or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Subsidiary Guaranties; (iii) any defense based upon any statute or rule of law which provides that the Obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon any Benefited Party's errors or omissions in the administration of the Obligations under the Subsidiary Guaranties, except behavior which amounts to bad faith; (v)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Subsidiary Guaranties and any legal or equitable discharge of such Subsidiary Guarantor's Obligations hereunder, (2) the benefit of any statute of limitations affecting such Subsidiary Guarantor's liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or Lien on any Property subject thereto; (vi) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Subsidiary Guaranties, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Subsidiary Guaranties or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (vii) to the extent permitted under applicable law, the benefits of any "One Action" rule; and (viii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Subsidiary Guaranties. Each Subsidiary Guarantor hereby covenants that its Subsidiary Guaranty shall not be discharged except as provided in Section 10.05 or by complete performance of the Obligations contained in its Subsidiary Guaranty and this Indenture.

         (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect.

         (d) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations Guaranteed hereby until payment in full of all Obligations Guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Subsidiary Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations Guaranteed hereby and (ii) in the event of any declaration of acceleration of such Obligations as provided in
Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of this Subsidiary Guaranty. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guaranty shall be entitled to a contribution from each other Subsidiary Guarantor and the Company in a pro rata amount based on the proportion that the net worth of the Company or the relevant Subsidiary Guarantor represents relative to the aggregate net worth of the Company and all of the Subsidiary Guarantors combined.

         Section 10.02. Limitation on Subsidiary Guarantor Liability.

         Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guaranty of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of any federal or state law to the extent applicable to any Subsidiary Guaranty. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the Obligations of such Subsidiary Guarantor under this Article 10 shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, including, if applicable, its Guarantee of all Obligations under the Senior Credit Facility, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under this Article 10, result in the Obligations of such Subsidiary Guarantor under its Subsidiary Guaranty not constituting a fraudulent transfer or conveyance under federal or state law.

         Section 10.03. Execution and Delivery of Subsidiary Guaranty.

         (a) To evidence its Subsidiary Guaranty set forth in this Article 10, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guaranty in substantially the form included in Exhibit E shall be endorsed by the manual or facsimile signature of an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by the manual or facsimile signature of an Officer of the Subsidiary Guarantor.

         (b) Each Subsidiary Guarantor hereby agrees that its Subsidiary Guaranty set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guaranty.

         (c) If an Officer whose signature is on this Indenture or on the notation of Subsidiary Guaranty no longer holds that office at the time the Trustee authenticates the Note on which a notation of Subsidiary Guaranty is endorsed, the Subsidiary Guaranty shall be valid nevertheless.

         (d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guaranty set forth in this Indenture on behalf of each Subsidiary Guarantor.

         Section 10.04. Additional Subsidiary Guarantors.

         The Company covenants and agrees that it will cause any Person which becomes obligated to Guarantee the Notes pursuant to the terms of Error! Reference source not found. hereof to execute a supplemental indenture, substantially in the form of Exhibit F hereto, pursuant to which such Subsidiary Guarantor shall Guarantee the Obligations of the Company under the Notes and this Indenture in accordance with this Article 10 with the same effect and to the same extent as if such Person had been named herein as a Subsidiary Guarantor.

         Section 10.05. Release of Subsidiary Guarantor.

         A Subsidiary Guarantor shall be released from all of its Obligations under its Subsidiary Guaranty and this Indenture if:

         (a) the Company or such Subsidiary Guarantor has sold all or substantially all of the assets of such Subsidiary Guarantor; or

         (b) the Company and its Restricted Subsidiaries have sold all of the Capital Stock of the Subsidiary Guarantor owned by them,

in each case in a transaction that does not violate Sections 4.13 or 5.01(b) (as applicable); and in each such case, the Subsidiary Guarantor has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein, if any, provided for relating to such transactions have been complied with.

Notwithstanding the foregoing, upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with Error! Reference source not found., such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture, substantially in the form of Exhibit F hereto, be released from any Subsidiary Guaranty previously made by such Restricted Subsidiary and its obligations under this Indenture.

                                   ARTICLE 11.

                                  SUBORDINATION

         Section 11.01. Agreement to Subordinate.

         The Company agrees, and each Holder by accepting a Note agrees, that the payment of principal of, premium, if any, and interest, including Special Interest, if any, on, and all other amounts payable in respect of, the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the payment when due in cash of all Senior Debt of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt. The Notes shall in all respects rank pari passu with any future Senior Subordinated Debt and senior to all existing and future Subordinated Obligations of the Company, and only Senior Debt shall rank senior to the Notes in accordance with the provisions set forth herein. All provisions of this Article 11 shall be subject to Section 11.12. All references to "Senior Debt" in this Article 11 are to Senior Debt of the Company.

         Section 11.02. Liquidation, Dissolution, Bankruptcy.

                  Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its Property or upon an assignment for the benefit of the Company's creditors or the marshaling of its asset and liabilities,

                           (i) the holders of Senior Debt will be entitled to receive payment in full in cash before the Holders of the Notes are entitled to receive any payment of principal of, premium, if any, or interest, or any other amount payable in respect of, the Notes, except that Holders of Notes may receive and retain Permitted Junior Securities; and

                           (ii) until the Senior Debt is paid in full in cash,
                  any distribution to which Holders of the Notes would be entitled but for the provisions of this Article 11 will be made to holders of the Senior Debt as their interests may appear.

         Section 11.03. Default on Senior Debt.

         The Company may not pay principal of, or premium, if any, or interest, including Special Interest, if any, on, the Notes, or make any deposit pursuant to Section 8.04, and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if (a) any principal, premium, interest or any other amount payable in respect of any Senior Debt is not paid within any applicable grace period (including at maturity) or (b) any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, (1) the default has been cured or waived and any such acceleration has been rescinded or (2) such Senior Debt has been paid in full in cash; provided, however, that the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such issue of Senior Debt. During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace period, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee at the Corporate Trust Office of the Trustee of written notice of such default from the Representative of the holders of such Designated Senior Debt specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days thereafter (unless such Payment Blockage Notice is earlier terminated (a) by written notice to the Trustee and the Company from the Representative that gave such Payment Blockage Notice, (b) because such default is no longer continuing or (c) because such Designated Senior Debt has been repaid in full in cash). Unless the holders of such Designated Senior Debt or the Representative of such holders have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, the Company may (unless otherwise prohibited as described in the first two sentences of this paragraph) resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Payment Blockage Notice with respect to all issues of Designated Senior Debt may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Debt during such period.

         Section 11.04. Acceleration of Payment of Securities.

         If payment of the Notes is accelerated when Designated Senior Debt is outstanding, the Company may not pay the Notes until three Business Days after the Representatives of all issues of Designated Senior Debt receive notice of such acceleration and, thereafter, may pay the Notes only if this Indenture otherwise permits payment at that time.

         Section 11.05. When Distribution Must Be Paid Over.

         If a payment or distribution is made to Holders that because of this
Article 11 should not have been made to them, the Trustee, if it receives such payment or distribution, or the Holders who receive the payment or distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

         Section 11.06. Subrogation.

         After all Senior Debt is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt. A distribution made under this
Article 11 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Debt.

         Section 11.07. Relative Rights.

         This Article 11 defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

         (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest, including Special Interest, if any, on, the Notes in accordance with their terms; or

         (b) prevent the Trustee or any Holder from exercising its available remedies upon an Event of Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Holders.

         Section 11.08. Subordination May Not Be Impaired by Company.

         No right of any holder of Senior Debt to enforce the subordination of the Debt evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

         Section 11.09. Rights of Trustee and Paying Agent.

         Notwithstanding Section 11.03 or any other provision of this Indenture, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than three Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives at the Corporate Trust Office of the Trustee written notice satisfactory to it that payments may not be made under this Article 11. Unless the Trustee or Paying Agent shall have received the notice provided for in the preceding sentence, the Trustee and Paying Agent (other than the Company acting as its own Paying Agent) shall have full power and authority to receive such payment and to apply the same to the purpose for which it was received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt may give the notice; provided, however, that, if an issue of Senior Debt has a Representative, only the Representative may give the notice.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Debt that may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.07.

         Section 11.10. Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative (if any).

         Section 11.11. Article 11 Not to Prevent Events of Default or Limit Right to Accelerate.

         Nothing in this Article 11 shall prevent an Event of Default in accordance with Article 6 or have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes or to exercise the rights and remedies in Article 6.

         Section 11.12. Trust Moneys Not Subordinated.

         Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under
Article 8 by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article 11, and neither the Trustee nor any of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt or any other creditor of the Company.

         Section 11.13. Trustee Entitled to Rely.

         Upon any payment or distribution pursuant to this Article 11, the Trustee and the Holders shall be entitled conclusively to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 11.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representative for the holders of Senior Debt for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this
Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 11, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Section
7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 11.

         Section 11.14. Trustee to Effectuate Subordination.

         Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt as provided in this Article 11 and appoints the Trustee as attorney-in-fact for any and all such purposes.

         Section 11.15. Trustee Not Fiduciary for Holders of Senior Debt.

         (a) The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 11 or otherwise.

         (b) The Trustee shall have no obligation or duty to inquire as to the capacity of any Representative (or purported Representative) for purposes of determining compliance with this Article 11.

         Section 11.16. Reliance by Holders of Senior Debt on Subordination Provisions.

         Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Note, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

                                   ARTICLE 12.

                     SUBORDINATION OF SUBSIDIARY GUARANTEES

         Section 12.01. Agreement to Subordinate.

         Each Subsidiary Guarantor agrees, and each Holder by accepting a Note agrees, that the Obligations of such Subsidiary Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the payment when due in cash of all Senior Debt of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt. The Obligations of a

Subsidiary Guarantor shall in all respects rank pari passu with any future Senior Subordinated Debt of such Subsidiary Guarantor and senior to all existing and future Subordinated Obligations of such Subsidiary Guarantor, and only Senior Debt shall rank senior to the Obligations of such Subsidiary Guarantor in accordance with the provisions set forth herein. All references to "Obligations" in this Article 12 are to Obligations of the Subsidiary Guarantors under the Subsidiary Guaranties.

         Section 12.02. Liquidation, Dissolution, Bankruptcy.

         (a) Upon any payment or distribution of the assets of any Subsidiary Guarantor to creditors upon a liquidation, dissolution or winding up of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its Property or upon an assignment for the benefit of the Subsidiary Guarantor's creditors or the marshaling of its asset and liabilities, holders of Senior Debt of such Subsidiary Guarantor shall be entitled to receive payment in full in cash of such Senior Debt before Holders shall be entitled to receive any payment pursuant to any Obligations of such Subsidiary Guarantor.

         (b) Until the Senior Debt of any Subsidiary Guarantor is paid in full in cash, any distribution made by or on behalf of such Subsidiary Guarantor to which Holders would be entitled but for this Article 12 shall be made to holders of the Senior Debt as their interests may appear.

         Section 12.03. Default on Senior Debt of Subsidiary Guarantor.

         No Subsidiary Guarantor may make any payment pursuant to any of its Obligations or repurchase, redeem or otherwise retire or defease any Notes or other Obligations (collectively, "pay its Subsidiary Guaranty") if (a) any principal, premium, interest or other amount payable in respect of any Senior Debt of such Subsidiary Guarantor is not paid within any applicable grace period (including at maturity) or (b) any other default on Senior Debt of such Subsidiary Guarantor occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Senior Debt has been paid in full in cash; provided, however, that any Subsidiary Guarantor may pay its Subsidiary Guaranty without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representative of such issue of Senior Debt of such Subsidiary Guarantor. No Subsidiary Guarantor may pay its Subsidiary Guaranty during the continuance of any Payment Blockage Period after receipt by the Company and the Trustee at the Corporate Trust Officer of the Trustee of a Payment Blockage Notice under Section 11.03. Unless the holders of Designated Senior Debt giving such Payment Blockage Notice or the Representative of such holders shall have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, any Subsidiary Guarantor may (unless otherwise prohibited as described in the first two sentences of this paragraph) resume payments pursuant to its Subsidiary Guaranty after the end of such Payment Blockage Period.

         Section 12.04. Demand for Payment.

         If a demand for payment is made on a Subsidiary Guarantor pursuant to
Article 10, such Subsidiary Guarantor may not pay its Subsidiary Guaranty until three Business Days after the Representatives of all issues of Designated Senior Debt receive notice of such acceleration and, thereafter, may pay its Subsidiary Guaranty only if this Indenture otherwise permits payment at that time.

         Section 12.05. When Distribution Must Be Paid Over.

         If a payment or distribution is made to Holders that because of this
Article 12 should not have been made to them, the Trustee, if it receives the payment or distribution, or the Holders who receive the payment or distribution shall hold it in trust for holders of the relevant Senior Debt and pay it over to them or their Representatives as their interests may appear.

         Section 12.06. Subrogation.

         After all Senior Debt of a Subsidiary Guarantor is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt. A distribution made under this Article 12 to holders of such Senior Debt that otherwise would have been made to Holders is not, as between the relevant Subsidiary Guarantor and Holders, a payment by such Subsidiary Guarantor on such Senior Debt.

         Section 12.07. Relative Rights.

         This Article 12 defines the relative rights of Holders and holders of Senior Debt of a Subsidiary Guarantor. Nothing in this Indenture shall:

         (a) impair, as between a Subsidiary Guarantor and Holders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay the Obligations to the extent set forth in Article 10; or

         (b) prevent the Trustee or any Holder from exercising its available remedies upon a default by such Subsidiary Guarantor under the Obligations, subject to the rights of holders of Senior Debt of such Subsidiary Guarantor to receive distributions otherwise payable to Holders.

         Section 12.08. Subordination May Not Be Impaired by Subsidiary
Guarantor.

         No right of any holder of Senior Debt of any Subsidiary Guarantor to enforce the subordination of the Obligation of such Subsidiary Guarantor shall be impaired by any act or failure to act by such Subsidiary Guarantor or by its failure to comply with this Indenture.

         Section 12.09. Rights of Trustee and Paying Agent.

         Notwithstanding Section 12.03 or any other provision of this Indenture, the Trustee or Paying Agent may continue to make payments on any Subsidiary Guaranty and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than three Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives at the Corporate Trust Office of the Trustee written notice satisfactory to it that payments may not be made under this Article 12. Unless the Trustee or Paying Agent shall have received the notice provided for in the preceding sentence, the Trustee and Paying Agent (other than the Company acting as its own Paying Agent) shall have full power and authority to receive such payment and to apply the same to the purpose for which it was received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. The Company, the relevant Subsidiary Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt of any Subsidiary Guarantor may give the notice; provided, however, that, if an issue of Senior Debt of any Subsidiary Guarantor has a Representative, only the Representative may give the notice.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Debt of any Subsidiary Guarantor that may at any time be held by it, to the same extent as any other holder of Senior Debt; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

         Section 12.10. Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt of any Subsidiary Guarantor, the distribution may be made and the notice given to their Representative (if any).

         Section 12.11. Article 12 Not to Prevent Events of Default Under a Subsidiary Guaranty or Limit Right to Demand Payment.

         Nothing in this Article 12 shall prevent a default under any Subsidiary Guaranty or have any effect on the right of the Holders or the Trustee to make a demand for payment on any Subsidiary Guarantor pursuant to Article 10.

         Section 12.12. Trustee Entitled to Rely.

         Upon any payment or distribution pursuant to this Article 12, the Trustee and the Holders shall be entitled conclusively to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Senior Debt of any Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Debt of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of any Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

         Section 12.13. Trustee to Effectuate Subordination.

         Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt of any Subsidiary Guarantor as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

         Section 12.14. Trustee Not Fiduciary for Holders of Senior Debt of Subsidiary Guarantor.

         (a) The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of any Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of such Senior Debt shall be entitled by virtue of this Article 12 or otherwise.

         (b) The Trustee shall have no obligation or duty to inquire as to the capacity of any Representative (or purported Representative) for purposes of determining compliance with this Article 12.

         Section 12.15. Reliance by Holders of Senior Debt of a Subsidiary Guarantor on Subordination Provisions.

         Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of any Subsidiary Guarantor, whether such Senior Debt was created or acquired before or after the issuance of the Note, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

                                  ARTICLE 13.

                           SATISFACTION AND DISCHARGE

         Section 13.01. Satisfaction and Discharge.

         (a) This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (except as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein, the Company's obligations under Section 7.07, and the Trustee's and each Paying Agent's obligations under Sections 13.02 and 13.03), when:

                           (i) either:

                                    all Notes that have been authenticated
                           (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

                                    all Notes that have not been delivered to
                           the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, money or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest, including Special Interest, if any, to the date of maturity or redemption;

                           (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

                           (iii) the Company has paid or caused to be paid all
                  sums payable by it under this Indenture; and

                           (iv)  the Company has delivered irrevocable
                  instructions to the Trustee under this Indenture to apply the deposited money and/or U.S. Government Obligations toward the payment of the Notes at maturity or the redemption date, as the case may be.

         (b) The Company shall deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Section 13.02. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 13.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 13.02, the "Trustee") pursuant to Section 13.01 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Special Interest, if any, but such money need not be segregated from other funds except to the extent required by law.

         Section 13.03. Repayment to Company.

         Subject to applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, including Special Interest, if any, on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company. Any unclaimed funds held by the Trustee pursuant to this Section 13.03 or any other provision of this Indenture shall be held uninvested and without liability for any interest.

                                   ARTICLE 14.

                                  MISCELLANEOUS

         Section 14.01. Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

         Section 14.02. Notices.

         (a) Any notice or communication by the Company, the Subsidiary Guarantors or the Trustee to the others is duly given if in writing (in the English language) and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next-day delivery, to the other's address:

                  If to the Company or the Subsidiary Guarantors:

                  Greif Bros. Corporation
                  425 Winter Road
                  Delaware, Ohio 43015
                  Attention: General Counsel
                  Telecopier No.: 740-549-6101

                  With a copy to:
                  Baker & Hostetler LLP
                  Capitol Square
                  65 East State Street
                  Suite 2100
                  Columbus, Ohio 43215-4260
                  Attention: Joseph P. Boeckman, Esq.
                  Telecopier No.: 614-462-2616

                  If to the Trustee:

                  J.P. Morgan Trust Company, National Association
                  Chase Financial Tower, Suite 220
                  250 West Huron Road
                  Cleveland, Ohio 44113

                  Attention: Manager
                  Telecopier No.: (216) 274-1632

         (b) The Company, the Subsidiary Guarantors or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

         (c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. Notwithstanding the foregoing, notices to the Trustee shall be effective only upon receipt by the Trustee.

         (d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         (e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         (f) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

         Section 14.03. Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

         Section 14.04. Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

         (a) an Officer's Certificate (which shall include the statements set forth in Section 14.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel (which shall include the statements set forth in Section 14.05) stating that, in the opinion of such counsel, all such conditions precedent (including any covenants compliance with which constitutes a condition precedent) have been complied with.

         Section 14.05. Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S). 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

         Section 14.06. Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

         Section 14.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

         No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Subsidiary Guarantor as such, shall have any liability for any Obligations of the Company or any Subsidiary Guarantor under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         Section 14.08. Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE).

         Section 14.09. No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         Section 14.10. Successors.

         All covenants and agreements of the Company and the Subsidiary Guarantors in this Indenture and the Notes shall bind their successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

         Section 14.11. Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 14.12. Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         Section 14.13. Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                    ISSUER:

                                    GREIF BROS. CORPORATION


                                    BY: /s/ Donald S. Huml
                                        ________________________________________
                                        NAME: Donald S. Huml
                                        TITLE: Chief Financial Officer

                                    SUBSIDIARY GUARANTORS:

                                    AMERICAN FLANGE & MANUFACTURING CO., INC.

                                    By: /s/ Donald S. Huml
                                        -------------------------
                                        Name: Donald S. Huml
                                        Title: Vice President

                                    BARZON CORPORATION

                                    By: /s/ Donald S. Huml
                                        -------------------------
                                        Name: Donald S. Huml
                                        Title: Vice President

                                    GREAT LAKES CORRUGATED CORP.

                                    By: /s/ Donald S. Huml
                                        -------------------------
                                        Name: Donald S. Huml
                                        Title: Vice President

                                    GREIF BROS. CORP. OF OHIO, INC.

                                    By: /s/ Donald S. Huml
                                        -------------------------
                                        Name: Donald S. Huml
                                        Title: Vice President

                                    GREIF BROS. SERVICE CORP.

                                    By: /s/ Donald S. Huml
                                        -------------------------
                                        Name: Donald S. Huml
                                        Title: Vice President

                                    SIRCO SYSTEMS, LLC

                                    By: /s/ Donald S. Huml
                                        -------------------------
                                        Name: Donald S. Huml
                                        Title: Vice President

                                    SOTERRA LLC

                                    By: /s/ Donald S. Huml
                                        -------------------------
                                        Name: Donald S. Huml
                                        Title: Vice President

                                    TAINER TRANSPORT, INC.

                                    By: /s/ Donald S. Huml
                                       __________________________
                                       Name: Donald S. Huml
                                       Title: Vice President

                                    TREND-PAK, INC.

                                    By: /s/ Donald S. Huml
                                       __________________________
                                       Name: Donald S. Huml
                                       Title: Vice President

                                    GREIF CONTAINERS, INC.

                                    By: /s/ Donald S. Huml
                                       __________________________
                                       Name: Donald S. Huml
                                       Title: Vice President

                                    GREIF U.S. HOLDINGS, INC.

                                    By: /s/ Donald S. Huml
                                       __________________________
                                       Name: Donald S. Huml
                                       Title: Vice President

                                    TRUSTEE:

                                    J.P. MORGAN TRUST COMPANY, NATIONAL
                                    ASSOCIATION, as Trustee


                                    By:  /s/ R. Barker
                                        ____________________________
                                        Name: R. Barker
                                        Title: Vice President

                                                                       EXHIBIT A
================================================================================

                                 (Face of Note)



                    8-7/8% Senior Subordinated Note due 2012




                                                             CUSIP _____________
No. _____                                                        $_____________

                             GREIF BROS. CORPORATION

promises to pay to _____________ or registered assigns, the principal sum of _____________________ Dollars________________ on August 1, 2012.

Interest Payment Dates: February 1 and August 1, commencing February 1, 2003

Record Dates: January 15 and July 15.

          IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.



                                GREIF BROS. CORPORATION


                                By:______________________________
                                   Name:
                                   Title:


                                By:______________________________
                                   Name:
                                   Title:





                          CERTIFICATE OF AUTHENTICATION


This is one of the Global
Notes referred to in the
within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY
NATIONAL ASSOCIATION,
as Trustee

By:___________________________
   Authorized Officer

Dated July 31, 2002

                                 (Back of Note)

                    8-7/8% Senior Subordinated Note due 2012

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY BEFORE THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A OF THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT BEFORE ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Greif Bros. Corporation., a Delaware corporation (the "Issuer"), promises to pay interest on the principal amount of this Note at 8.875% per annum until maturity and shall pay Special Interest, if any, as provided in Section 4 of the Registration Rights Agreement. The Issuer shall pay interest semi-annually on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 1, 2003. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Issuer shall pay interest on the Notes to the Persons who are Holders at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest and Special Interest, if any, at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest and Special Interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The principal of the Notes shall be payable only upon surrender of any Note at the Corporate Trust Office of the Trustee or at the specified offices of any other Paying Agent. If any Interest Payment Date for, or the due date for payment of the principal of, the Notes is not a Business Day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding Business Day at such place and shall not be entitled to any further interest or other payment in respect of such delay.

     3. Paying Agent and Registrar. Initially, J.P. Morgan Trust Company, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Issuer issued the Notes under an Indenture dated as of July 31, 2002 ("Indenture") among the Issuer, the guarantors party thereto (the "Subsidiary Guarantors") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

     5.   Optional Redemption.

     (a) Except as set forth in clauses (b) and (c) of this Section 5, the Notes shall not be redeemable at the option of the Issuer prior to August 1, 2007. Starting on that date, the Issuer may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date). The following prices are for Notes redeemed during the 12-month period commencing on August 1 of the years set forth below, and are expressed as percentages of principal amount:

Year                                                                              Redemption
----                                                                              ----------
                                                                                     Price
                                                                                     -----
2007 ...........................................................................    104.438%
2008 ...........................................................................    102.958%
2009 ...........................................................................    101.479%
2010 and thereafter ............................................................    100.000%

     (b) At any time prior to August 1, 2007, the Issuer may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture at a redemption price equal to the greater of:

               (i) 100% of the principal amount of the Notes to be redeemed, and

               (ii) the sum of the present values of (1) the redemption price of the Notes at August 1, 2007 (as set forth in clause (a) of this Section 5) and (2) the remaining scheduled payments of interest from the redemption date to August 1, 2007, but excluding accrued and unpaid interest to the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).

     Any notice to Holders of a redemption pursuant to this clause (b) shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described in this clause (b), shall be set forth in an Officer's Certificate delivered to the Trustee no later than two Business Days prior to the redemption date (unless clause (2) of the definition of "Comparable Treasury Price" is applicable, in which case such Officer's Certificate will be delivered on the redemption date).

     (c) At any time and from time to time prior to August 1, 2005, the Issuer may redeem up to a maximum of 35% of the aggregate principal amount of the Notes (including any Additional Notes) that have been issued under the Indenture on or after the Issue Date with the proceeds of one or more Equity Offerings, at a redemption price equal to 108.875% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) that have been issued under the Indenture on or after the Issue Date remains outstanding. Any such redemption shall be made within 90 days of such Equity Offering upon not less than 30 nor more than 60 days' prior notice.

     (d) Any prepayment pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

     6. Mandatory Redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     9. Persons Deemed Owners. The registered holder of a Note may be treated as its owner for all purposes.

     10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder, the Indenture or the Notes may be amended or supplemented to: cure any ambiguity, omission, defect or inconsistency; provide for the assumption by a Surviving Person of the obligations of the Issuer under the Indenture or of a Subsidiary Guarantor under the Indenture or its Subsidiary Guaranty; provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of
Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); add additional Guarantees with respect to the Notes or to release Subsidiary Guarantors from Subsidiary Guaranties as provided by the terms of the Indenture; secure the Notes, add to the covenants of the Issuer for the benefit of the Holders of the Notes or surrender any right or power conferred upon the Issuer; make any change that does not adversely affect in any material respect the rights of any Holder of the Notes under the Indenture; make any change to the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Debt under such provisions (subject to the consent of such holders of Senior Debt pursuant to Section 9.03 of the Indenture); comply with any requirement of the Commission in connection with the qualification of the Indenture under the TIA; or provide for the issuance of additional Notes in accordance with the Indenture. No amendment or supplement may be made to the subordination provisions of this Indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or their Representative) consents to such change.

     11. Defaults and Remedies. Each of the following is an Event of Default under the Indenture: (1) failure to make the payment of any interest, or Special Interest, if any, on the Notes issued under the Indenture when the same becomes due and payable, and such failure continues for a period of 30 days; (2) failure to make the payment of any principal of, or premium, if any, on, any of the Notes issued under the Indenture when the same becomes due and payable at their Stated Maturity, upon acceleration, redemption, required repurchase or otherwise; (3) failure to comply with Section 5.01 of the Indenture; (4) failure to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)), and such failure continues for 30 days after written notice is given to the Issuer as provided in Section 6.01(b) of the Indenture; (5) a default under any Debt by the Issuer or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $20.0 million or its foreign currency equivalent at the time; (6) any judgment or judgments for the payment of money in an aggregate amount in excess of $20.0 million (or its foreign currency equivalent at the time) (net of applicable insurance coverage) that shall be rendered against the Issuer or any Restricted Subsidiary by a court of competent jurisdiction and that judgment shall not be vacated, waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; (7) certain events involving bankruptcy, insolvency or reorganization of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary; and (8) any Subsidiary Guaranty of one or more Restricted Subsidiaries that are Subsidiary Guarantors which by themselves or taken together would constitute a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty or the Indenture), or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty relating to the Notes. A Default under clause (4) is not an Event of Default in respect of the Notes until the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding notify the Issuer of the Default, and the Issuer does not cure such Default within the time specified after receipt of such notice. If any Event of Default (other than under clause (7)) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable. In the case of an Event of Default under clause (7), all outstanding Notes shall become due and payable immediately without any declaration or other act on the part of the Trustee or the Holders. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Debt described in clause (5), the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Debt described in clause (5) have rescinded the declaration of acceleration in respect of such Debt within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and
(ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, including Special Interest, if any) if a committee of Responsible Officers of the Trustee determines that withholding the notice is in the interest of the Holders. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or Special Interest on, or the principal of, the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     12. Trustee Dealings with Issuer. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.

     13. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Subsidiary Guarantor as such, shall have any liability for any Obligations of the Issuer or any Subsidiary Guarantor under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          Greif Bros. Corporation
          425 Winter Road
          Delaware, Ohio 43015
          Attention: General Counsel
          Telecopier No: 740-549-6101

                                 Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)
and irrevocably appoint
                       ---------------------------------------------------------
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

--------------------------------------------------------------------------------
Date: ______________
                                  Your Signature:_______________________________
                                  (Sign exactly as your name appears on the face of this Note)

                                  Signature Guarantee: _________________________

                       Option of Holder to Elect Purchase

     If you want to elect to have this Note purchased by the Issuer pursuant to
Section 4.13 or 4.17 of the Indenture, check the box below:

[_]  Section 4.13                   [_]  Section 4.17

     If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.13 or Section 4.17 of the Indenture, state the amount you elect to have purchased: $___________


Date:__________________       Your Signature:___________________________________
                              (Sign exactly as your name appears on the Note)

                              Soc. Sec. or Tax Identification No.:______________


Signature Guarantee:________________________________________________
                        (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

     The following exchanges of an interest in this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of an interest in another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                           Principal Amount
                                Amount of                                 of this Global Note       Signature of
                               decrease in         Amount of increase       following such      authorized signatory
                            Principal Amount      in Principal Amount        decrease (or           of Trustee or
    Date of Exchange       of this Global Note    of this Global Note          increase)           Note Custodian
    ----------------       -------------------    -------------------          ---------           --------------

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Greif Bros. Corporation
425 Winter Road
Delaware, Ohio 43015
Attention: Chief Financial Officer

J.P. Morgan Trust Company, National Association, as Trustee
Chase Financial Tower, Suite 220
250 West Huron Road
Cleveland, Ohio 44113
Attention: Manager



     Re:  8-7/8% Senior Subordinated Notes due 2012

          Reference is hereby made to the Indenture, dated as of July 31, 2002 (the "Indenture"), among Greif Bros. Corporation, as issuer (the "Issuer"), the Subsidiary Guarantors party thereto and J.P. Morgan Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

          1. [_] Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

          2. [_] Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the

Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

          3. [_] Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                 (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                 (b) [_] such Transfer is being effected to the Issuer or a subsidiary thereof;

                                       or

                 (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                 (d) [_] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, in an aggregate principal amount of at least $250,000, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

           4. [_] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

           (a) [_] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

           (b) [_] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

           (c) [_] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

           This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                _______________________________________________
                                          [Insert Name of Transferor]


                                By:____________________________________________
                                   Name:
                                   Title:

                                Dated: ___________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

           1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (A) OR (B)]

                (a)    [_] a beneficial interest in the:

                 (i)   [_] 144A Global Note (CUSIP _________), or

                 (ii)  [_] Regulation S Global Note (CUSIP _________), or

                 (iii) [_] IAI Global Note (CUSIP _________); or

                (b)    [_] a Restricted Definitive Note.

           2.   After the Transfer the Transferee will hold:

                                                              [CHECK ONE]

                 (a)   [_] a beneficial interest in the:

                 (i)   [_] 144A Global Note (CUSIP _________), or

                 (ii)  [_] Regulation S Global Note (CUSIP _________), or

                 (iii) [_] IAI Global Note (CUSIP _________); or

                 (iv)  [_] Unrestricted Global Note (CUSIP _________); or

                (b)    [_] a Restricted Definitive Note; or

                (c)    [_] an Unrestricted Definitive Note,

                in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Greif Bros. Corporation
425 Winter Road
Delaware, Ohio 43015
Attention: Chief Financial Officer

J.P. Morgan Trust Company, National Association, as Trustee
Chase Financial Tower, Suite 220
250 West Huron Road
Cleveland, Ohio 44113
Attention: Manager

          Re:  8-7/8% Senior Subordinated Notes due 2012

                               (CUSIP ___________)

               Reference is hereby made to the Indenture, dated as of July 31, 2002 (the "Indenture"), among Greif Bros. Incorporated, as issuer (the "Issuer"), the Subsidiary Guarantors party thereto and J.P. Morgan Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

               1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note


               (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               (b) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               (c) [_] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               (d) [_] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

               (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

               (b) [_] Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [_] 144A Global Note, [_] Regulation S Global Note, [_] IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                 _______________________________________________
                                            [Insert Name of Transferor]

                                 By:____________________________________________
                                    Name:
                                    Title:

                                 Dated: ______________________

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Greif Bros. Corporation
425 Winter Road
Delaware, Ohio 43015
Attention: Chief Financial Officer

J.P. Morgan Trust Company, National Association, as Trustee
Chase Financial Tower, Suite 220
250 West Huron Road
Cleveland, Ohio 44113
Attention: Manager

            Re:   8-7/8% Senior Subordinated Notes due 2012

                  Reference is hereby made to the Indenture, dated as of July 31, 2002 (the "Indenture"), among Greif Bros. Incorporated, as issuer (the "Issuer"), the Subsidiary Guarantors party thereto and J.P. Morgan Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $____________ aggregate principal amount of:

                  (a)    a beneficial interest in a Global Note, or

                  (b)    a Definitive Note,

                           we confirm that:

                  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, and such transfer is in an aggregate principal amount of at least $250,000, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                    ____________________________________________
                                        [Insert Name of Accredited Investor]

                                    By: ________________________________________
                                        Name:
                                        Title:

Dated: _______________________

                                    EXHIBIT E

                          FORM OF NOTATION OF GUARANTEE

     For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of July 31, 2002 (the "Indenture"), among Greif Bros. Corporation, as issuer (the "Issuer"), the Subsidiary Guarantors listed on the signature pages thereto and J.P. Morgan Trust Company, National Association, as trustee (the "Trustee"), (a) the punctual payment in full of the principal of, premium, if any, and interest, including Special Interest, if any, on, the Notes when due, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal of, premium, if any, and interest, including Special Interest, if any, on, the Notes, if lawful, and the punctual performance or payment in full of all other obligations of the Issuer to the Holders or the Trustee under the Indenture and the Notes when due, all in accordance with the terms of the Indenture and the Notes and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guaranty and the Indenture are expressly set forth in Article 10 of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guaranty. This Subsidiary Guaranty is subject to release as and to the extent set forth in Sections 8.02, 8.03 and 10.05 of the Indenture. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

                                          [GUARANTOR]






                                          By: ______________________________
                                              Name:
                                              Title:

                                    EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE


          This SUPPLEMENTAL INDENTURE, dated as of __________ ___, ____, is among Greif Bros. Corporation, a Delaware corporation (the "Company"), each of the parties identified under the caption "Subsidiary Guarantors" on the signature page hereto (the "Guarantors") and J.P. Morgan Trust Company, National Association, a national banking association, as Trustee.

                                    RECITALS

          WHEREAS, the Company, certain Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of July 31, 2002 (the "Indenture"), pursuant to which the Company has originally issued $250.0 million in aggregate principal amount of 8-7/8% Senior Subordinated Notes due 2012 (the "Notes"); and

          WHEREAS, Section 9.01(a)(iv) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture in order to add any new Subsidiary Guarantor to comply with Section
10.04 thereof, without the consent of the Holders of the Notes; and

          WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

          NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                   ARTICLE 1.

          Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

          Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

                                   ARTICLE 2.

          Section 2.01. From this date, in accordance with Section 10.04 and by executing this Supplemental Indenture and the accompanying notation of Subsidiary Guarantee (a copy of which is attached hereto), the Subsidiary Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereof.

                                   ARTICLE 3.

          Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

          Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

          Section 3.03. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

          Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.


                                            Greif Bros. Corporation



                                            By_________________________________
                                              Name:
                                              Title:

                                            [Subsidiary Guarantors]



                                            By_________________________________
                                              Name:
                                              Title:

                                            J.P. Morgan Trust Company, National
                                            Association, as Trustee



                                            By_________________________________
                                              Name:
                                              Title:

                                   Schedule A

                List of Agreements pursuant to Section 4.15(b)(v)

1. Joint Venture Agreement dated as of November 1, 1998, among CorrChoice, Inc., Greif Bros. Corporation, Geoffrey A. Jollay and R. Dean Jollay, and John J. McLaughlin, and agreements related thereto.

                             CROSS-REFERENCE TABLE*

Trust Indenture Act                                                     Indenture
-------------------                                                     ---------
310 (a)(1) ..........................................................   7.10
   (a)(2) ...........................................................   7.10
   (a)(3) ...........................................................   N.A.
   (a)(4) ...........................................................   N.A.
   (a)(5) ...........................................................   7.10
   (b) ..............................................................   7.10
   (c) ..............................................................   N.A.
311(a) ..............................................................   7.11
   (b) ..............................................................   7.11
   (c) ..............................................................   N.A.
312 (a) .............................................................   2.06
   (b) ..............................................................   14.03
   (c) ..............................................................   14.03
313 (a) .............................................................   7.06
   (b)(1) ...........................................................   N.A.
   (b)(2) ...........................................................   7.06; 7.07
   (c) ..............................................................   7.06; 14.02
   (d) ..............................................................   7.06
314 (a) .............................................................   4.03; 4.04; 14.02
   (b) ..............................................................   N.A.
   (c)(1) ...........................................................   14.04
   (c)(2) ...........................................................   14.04
   (c)(3) ...........................................................   N.A.
   (d) ..............................................................   N.A.
   (e) ..............................................................   14.05
   (f) ..............................................................   NA
315 (a) .............................................................   7.01
   (b) ..............................................................   7.05; 14.02
   (c) ..............................................................   7.01
   (d) ..............................................................   7.01
   (e) ..............................................................   6.11
316 (a)(last sentence) ..............................................   2.10
   (a)(1)(A) ........................................................   6.05
   (a)(1)(B) ........................................................   6.04
   (a)(2) ...........................................................   N.A.
   (b) ..............................................................   6.07
   (c) ..............................................................   2.02
317 (a)(1) ..........................................................   6.08
   (a)(2) ...........................................................   6.09
   (b) ..............................................................   2.05
318 (a) .............................................................   14.01
   (b) ..............................................................   N.A.
   (c) ..............................................................   14.01

N.A. means not applicable.

*This Cross-Reference Table is not part of this Indenture.

                                        i